UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ◻

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◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to §240.14a-12

Miller Industries, Inc.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

NOTICE OF ANNUAL MEETING OF
SHAREHOLDERS
TO BE HELD MAY 26, 2023

The annual meeting of shareholders of Miller Industries, Inc. (the “Company”) will be held at 9:00 a.m. (Eastern Time), on Friday, May 26, 2023, at the Hilton Garden Inn Hotel, 879 College Drive, Dalton, Georgia 30720, for the following purposes:

1.	to elect ten directors to hold office until the annual meeting of shareholders in 2023, or until their successors are duly elected and qualified;
2.	to approve the Miller Industries, Inc. 2023 Non-Employee Director Stock Plan;
3.	to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers;
4.	to conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation;
5.	to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for our current fiscal year ending December 31, 2023; and
6.	to consider such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only shareholders of record at the close of business on April 4, 2023 are entitled to notice of and to vote at the annual meeting. Your attention is directed to the proxy statement accompanying this notice for a complete statement regarding matters to be acted upon at the annual meeting.

By order of the Board of Directors,

/s/ Frank Madonia

Frank Madonia
Executive Vice President, Secretary and General Counsel

Ooltewah, Tennessee
May 1, 2023

We hope you will be able to attend the annual meeting. Whether or not you plan to attend, please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope, or submit your proxy by Internet or telephone as described on the enclosed proxy card. You may revoke your proxy at any time before it is voted.

PROXY STATEMENT

MILLER INDUSTRIES, INC.
8503 Hilltop Drive
Ooltewah, Tennessee 37363
(423) 238-4171

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 26, 2023

GENERAL

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Miller Industries, Inc. (the “Company” or “Miller Industries”) for use at the Company’s 2023 annual meeting of shareholders (the “Annual Meeting”) to be held at the Hilton Garden Inn Hotel, 879 College Drive, Dalton, Georgia 30720, on Friday, May 26, 2023, at 9:00 a.m. (Eastern Time), and any adjournments or postponements thereof. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to shareholders on or about May 3, 2023.

Only holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the close of business on April 4, 2023 are entitled to notice of and to vote at the Annual Meeting. On such date, the Company had issued and outstanding 11,416,716 shares of Common Stock. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting.

VOTING PROCEDURES

A majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining a quorum.  Each outstanding share of Common Stock is entitled to one vote.

The election of a nominee to the Board of Directors requires a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting.  Therefore, for Proposal 1, to elect ten directors to our Board, the ten director nominees receiving the greatest number of votes at the Annual Meeting shall be elected, even though such nominees may not receive a majority of the votes cast.

Proposal 2, to approve the 2023 Non-Employee Director Stock Plan, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it.

Proposal 3, to approve, by non-binding advisory vote, the compensation of the Company’s named executive officers, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it. Proposal 3 is advisory and therefore is not binding on us, our Board or our Compensation Committee.

For Proposal 4, the frequency (every one, two, or three years) receiving the highest number of votes will be deemed to be the choice of our shareholders with respect to the advisory (non-binding) vote on the frequency of voting on the compensation of our named executive officers.

Proposal 5, to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for our current fiscal year ending December 31, 2023, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it.  Proposal 5 is advisory and therefore is not binding on us, our Board or our Audit Committee.

For all proposals in this proxy statement, abstentions are not considered “votes cast” and, therefore, will not have an effect on the results of the votes on any proposals in this proxy statement.

Broker non-votes are not considered “votes cast” and, therefore, will not have an effect on the results of the vote with respect to any proposal in this proxy statement. A broker non-vote occurs when a proxy received from a broker or other nominee holding shares on behalf of a client does not contain voting instructions on a non-routine matter because the broker or nominee has not received specific voting instructions from the client with respect to such non-routine matter. The proposals in this proxy statement are non-routine matters and accordingly the brokerage firm cannot vote your shares on those proposals without your instructions.

If you hold shares of Common Stock in your own name as holder of record as of the close of business on April 4, 2023, then you may give a proxy to be voted at the Annual Meeting in any of the following ways: (i) over the telephone by calling a toll-free number; (ii) electronically, using the Internet; or (iii) by completing, signing and mailing the enclosed printed proxy card. If you are a shareholder of record and would like to submit your proxy vote by telephone or Internet, you should refer to the specific instructions provided on the enclosed proxy card. If you are a shareholder of record and wish to submit your proxy by mail, you should sign and return the proxy card in accordance with the instructions thereon prior to the Annual Meeting. Additionally, a holder of record may vote in person by attending the Annual Meeting and completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold shares of Common Stock through a broker or other nominee (i.e., in “street name”), the broker or nominee should provide instructions on how you may instruct the broker or other nominee to vote those shares on your behalf.

A shareholder of record who votes over the Internet or by telephone may revoke the proxy by: (i) attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person; or (ii) voting again over the Internet or by telephone by no later than 11:59 p.m. (Eastern time) on May 25, 2023. A shareholder of record who signs and returns a proxy card may revoke such shareholder’s proxy at any time before it has been exercised by: (i) attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person; (ii) filing with the Secretary of the Company a written revocation; or (iii) executing and delivering a timely and valid proxy card bearing a later date. Unless revoked, where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such choice. If no choice is specified, such shares will be voted in accordance with the Board’s recommendations on the proposals in this proxy statement, as set forth below, and in the discretion of the proxy holders on any other matter that may properly come before the meeting. If you hold shares of Common Stock in street name you must follow the instructions given by your broker or nominee to change your voting instructions.

The Board of Directors recommends that you vote your shares of Common Stock as follows:

●	FOR the election of each of the ten director nominees named in this proxy statement;
●	FOR the approval of the 2023 Non-Employee Director Stock Plan;.
●	FOR the approval on an advisory, non-binding basis of the compensation of the Company’s named executive officers;
●	FOR “1 YEAR” on the advisory, non-binding vote on the frequency of future non-binding, advisory votes on executive compensation; and
●	FOR the ratification on an advisory basis of the Company’s independent registered public accounting firm.

The Board of Directors has designated William G. Miller, William G. Miller II and Frank Madonia, and each or any of them, to vote on its behalf the proxies being solicited hereby. The Board of Directors knows of no matters which are to be brought to a vote at the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

INCORPORATION BY REFERENCE

According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the information set forth in the following section of our Annual Report on Form 10-K is incorporated into this Proxy Statement by reference: “Information About Our Executive Officers” from Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the Securities and Exchange Commission (“SEC”) on March 8, 2023.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

The Company posted materials related to the Annual Meeting on the Internet. The following materials are available on the Internet at www.millerind.com through the “Investors Relations” link:

●	this proxy statement for the Annual Meeting; and
●	the Company’s 2022 Annual Report to Shareholders (which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, other than the exhibits thereto).

PROPOSAL 1
ELECTION OF DIRECTORS

Introduction

Pursuant to the Company’s charter and bylaws, the Board of Directors has fixed the number of directors at eleven. The members of the Board of Directors comprise a single class, and at each annual meeting of shareholders all directors are elected. The directors elected at the Annual Meeting will serve until the annual meeting of shareholders in 2024, or until their successors are duly elected and qualified. The Board of Directors may fill directorships resulting from vacancies, and may increase or decrease the number of directors to as many as fifteen or as few as three. Executive officers are appointed annually and serve at the discretion of the Board of Directors.

Upon the recommendation of the Nominating & Governance Committee, the Board of Directors has nominated Theodore H. Ashford III, A. Russell Chandler III, Peter Jackson, William G. Miller, William G. Miller II, Dr. Javier Reyes, Richard H. Roberts, Jill Sutton, Dr. Susan Sweeney and Leigh Walton, who are all current members of the Board of Directors, for election as directors at the Annual Meeting. See “Corporate Governance – Director Nominations” below for a discussion of factors considered by the Nominating & Governance Committee in arriving at its recommendations. Each such nominee has consented to be named herein and to serve as a director, if elected. Deborah L. Whitmire, a current member of the Board of Directors, will not stand for re-election at the Annual Meeting, but will continue in her role as Executive Vice President, Chief Financial Officer, and Treasurer. As a result, following the Annual Meeting, the Board will be comprised of ten directors. It is also expected that one additional incumbent director will retire from the Board prior to the 2025 annual meeting of shareholders, and one additional incumbent director will retire from the Board prior to the 2026 annual meeting of shareholders. The Nominating & Governance Committee and the Board of Directors will fill these vacancies with suitable and qualified candidates, or the Board will take such action as is necessary to eliminate the vacancies.

Unless contrary instructions are received, shares of Common Stock represented by duly executed proxies will be voted in favor of the election of each of the ten nominees named above to constitute the entire Board of Directors. The Board of Directors has no reason to expect that any nominee will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration.

Directors are elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors.  The ten nominees receiving the highest number of votes cast “for” will be elected.

Information concerning the nominees for election, based on data furnished by them, is set forth below. The Board of Directors has determined that Messrs. Ashford, Chandler and Roberts, Drs. Reyes and Sweeney, and Mses. Walton and Sutton are independent directors under the listing standards of the New York Stock Exchange (“NYSE”). Mr. Jackson does not meet the definition of an independent director because his employer engaged in business transactions with the Company in excess of $1,000,000 during 2020.  He is expected to qualify as an independent director beginning on January 1, 2024, because payments during 2020 would no longer be considered in the definition of independence, so long as no other factors arise that would prevent him from being considered to be independent.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE TEN DIRECTOR NOMINEES.

Information Regarding Director Nominees

Name of Director Nominee	Background Information
Theodore H. Ashford III

Mr. Ashford, 59, has served as a director of the Company since April 2010. Mr. Ashford has served as Chief Executive Officer of Ashford Capital Management, Inc. (“ACM”) since October 2011.  He has also served as Chief Investment Officer since 2007 and President since 2001 of ACM.  From 1994 to 2001, Mr. Ashford served as an investment analyst for Ashford Capital Management, Inc. Prior to 1994, Mr. Ashford worked for International Management Group.

Mr. Ashford’s management experience brings valuable operations and leadership expertise to the Board of Directors. Additionally, Mr. Ashford has experience analyzing companies for investment purposes, including extensive international travel evaluating companies and markets around the world. Such investment advisory experience and financial analysis skills bring beneficial financial experience and a broad global perspective to the Board of Directors.

A. Russell Chandler III

Mr. Chandler, 78, has served as a director of the Company since April 1994. He is founder and Chairman of Whitehall Group Ltd., a private investment firm based in Atlanta, Georgia. Mr. Chandler has served as a director of CoreCard Corporation (NYSE: CCRD), a publicly traded provider of credit technology solutions and processing services to the financial technology and services market, since 2017. In 2010, Mr. Chandler formed an investor group to acquire a controlling interest in an Israeli company, Precyse Technologies Inc., which was relocated to Atlanta, Georgia. Mr. Chandler served as Chairman of Precyse Technologies Inc. from 2010 until April 2015 and as its Chief Executive Officer from May 2013 until April 2015. Mr. Chandler served as Chairman of Datapath, Inc., a company that built mobile communications trailers for military application, from October 2004 until June 2006 and he served as the Mayor of the Olympic Village for the Atlanta Committee for the Olympic Games from 1990 through August 1996. From 1987 to 1993, he served as Chairman of United Plastic Films, Inc., a manufacturer and distributor of plastic bags. He founded Qualicare, Inc., a hospital management company, in 1972 and served as its President and Chief Executive Officer until its sale in 1983.

Mr. Chandler has founded and successfully managed several companies. He also has extensive experience in analyzing businesses for the purpose of making investments. Mr. Chandler’s more than forty-five years of experience as a Chairman and/or Chief Executive Officer at various companies, including, among others, a private investment firm which he founded, brings key leadership, financial and operational experience to the Board of Directors.

Name of Director Nominee	Background Information
Peter Jackson

Mr. Jackson, 54, has served as a director since March 2023. Since 2016, Mr. Jackson has served as a Partner and Senior Vice President of Professional Services at Providence Consulting Group LTD, a firm that he co-founded. From 2008 to 2016, Mr. Jackson served as a Practice Director at Business & Decision North America, where he directed a consulting force of approximately 100 individuals, including line level management. From 2006 to 2008, Mr. Jackson was a Solution Architect for Infor. Mr. Jackson served as a Solution Architect for Baan Company from 2000 to 2006.

Mr. Jackson brings nearly 30 years of manufacturing technology experience to the Board of Directors, including substantial experience supporting industrial companies through complex information technology transformation initiatives.

William G. Miller

Mr. Miller, 76, has served as Chairman of the Board since founding the company in April 1994. Mr. Miller served as Co-Chief Executive Officer of the Company from October 2003 to March 2011, and Chief Executive Officer of the Company from April 1994 until June 1997. In June 1997, he was named Co-Chief Executive Officer, a title he shared with Jeffrey I. Badgley until November 1997. Mr. Miller also served as President of the Company from April 1994 to June 1996. He served as Chairman of Miller Group, Inc. from August 1990 through May 1994, as its President from August 1990 to March 1993, and as its Chief Executive Officer from March 1993 until May 1994. Prior to 1987, Mr. Miller served in various management positions for Bendix Corporation, Neptune International Corporation, Wheelabrator-Frye Inc. and The Signal Companies, Inc. Mr. Miller is the father of William G. Miller II, the Company’s President and Chief Executive Officer and a director.

As Chairman and founder of the Company and with over thirty years of experience with the Company, Mr. Miller has a deep knowledge and understanding of the Company, its operating companies and its line of business and brings that knowledge and understanding to the Board of Directors. Additionally, Mr. Miller’s experience in leadership positions at various companies prior to founding the Company brings valuable leadership expertise to the Board of Directors.

Name of Director Nominee	Background Information
William G. Miller II

Mr. Miller II, 44, has served as a director of the Company since May 2014, and President and Chief Executive Officer since March 2022, after serving as Co-Chief Executive Officer from December 2013 to March 2022, President from March 2011 to March 2022, and Southeast Regional Vice President of Sales of Miller Industries Towing Equipment Inc. from November 2009 to February 2011. Prior to that time, Mr. Miller II served as Vice President of Strategic Planning of the Company from October 2007 until November 2009. He was instrumental in the development and construction of the Company’s Light Duty wrecker facility and then served as the General Manager of the Light Duty Product Line and facility from 2004 to 2007, and led the project to manufacture Datapath satellite trailers for military applications from 2003 to 2005. Prior to that, he served as a district sales manager for Miller Industries Towing Equipment Inc. from 2002. Mr. Miller II is the son of William G. Miller, the Company’s Chairman of the Board.

As Chief Executive Officer and President of the Company and with over nineteen years of experience in a variety of positions with the Company, Mr. Miller II brings important management perspective from his effective leadership of the Company’s executive team, contributes valuable insight into the strategic direction of the Company and provides essential guidance to the Board of Directors based on his intimate knowledge of the business and day-to-day operations of the Company.

Dr. Javier Reyes

Dr. Reyes, 48, has served as a director since March 2023. In February 2023, Dr. Reyes was appointed Chancellor of the University of Massachusetts Amherst and will transition into this position on July 1, 2023. He currently serves as Interim Chancellor at the University of Illinois Chicago (UIC), a position he has held since July of 2022, where he is responsible for managing a budget of $3.6 billion and more than 13,000 faculty and staff. Prior to his promotion to Interim Chancellor, Dr. Reyes served as the Provost and Vice Chancellor for Academic Affairs. From 2016 through July 2021, Dr. Reyes served as the Milan Puskar Dean of the John Chambers College of Business and Economics at West Virginia University. While at West Virginia University, Dr. Reyes served as Vice President for Start-up West Virginia from November 2018 until July 2021. Dr. Reyes has experience in investment banking and has been a visiting scholar at several international institutions. He has served as grant reviewer for the National Science Foundation and as an invited academic scholar for the International Monetary Fund and the European Bank for Reconstruction and Development. He was a founding member of the inaugural TIAA National Hispanic Advisory Council and continues to serve in its newer form, the TIAA Diversity Advisory Council. Dr. Reyes has also served in the national board of directors for the Association for Latino Professionals for America (ALPFA) and the national board of directors for the University Professional and Continuing Education Association. Dr. Reyes also currently serves on the board of directors of City Holding Company, the holding company of City National Bank of West Virginia (City National) (NASDAQ: CHCO).

Dr. Javier Reyes is an innovative and dynamic leader with experience in international trade and brings to the Board of Directors nearly 20 years of experience in academia, providing him with keen perspectives into the future of the workforce, exceptional management skills and a diverse viewpoint on socioeconomic issues.

Name of Director Nominee	Background Information
Richard H. Roberts Jill Sutton

Mr. Roberts, 68, has served as a director of the Company since April 1994. Mr. Roberts has served as a director of Forward Air Corporation (NASDAQ: FWRD), a publicly traded freight and logistics company since March 2021. In January 2011, Mr. Roberts was appointed to the position of Commissioner of the Department of Revenue of the State of Tennessee and served as Commissioner until December 2016. As Commissioner, Mr. Roberts streamlined the department’s operations, and initiated and oversaw the selection and implementation of a new comprehensive tax collection system. From August 2007 until February 2008, Mr. Roberts served as the Chief Financial Officer of Friends of Fred Thompson, Inc. Mr. Roberts served as Senior Vice President and Secretary of Landair Transport, Inc. from July 1994 to April 2003, while serving as Senior Vice President, General Counsel and Secretary of Forward Air Corporation during the same time period. From May 1995 until May 2002, Mr. Roberts served as a director of Forward Air Corporation. Mr. Roberts also was a director of Landair Corporation from September 1998 until February 2003. Mr. Roberts entered into the private practice of law in 1985 with Baker, Worthington, Crossley and Stansberry, Washington, D.C. and Nashville, Tennessee.

Mr. Roberts’ experience as a corporate attorney and an executive officer and general counsel of two public companies brings extensive legal, operational and public company finance experience to the Board of Directors. Through his former position as Commissioner of the Department of Revenue of the State of Tennessee, Mr. Roberts brings leadership experience and a thorough and insightful perspective to a wide range of financial, regulatory and risk management issues. Additionally, Mr. Roberts’ experience on the Board of Directors of companies in other industries further demonstrates his leadership capability and broad knowledge of financial and operational issues that companies face.

Ms. Sutton, 51, has served as a director of the Company since March 2023. Ms. Sutton was the Chief Legal Officer, General Counsel and Corporate Secretary of United Natural Foods, Inc., the largest publicly traded grocery distributor in America, from May 2018 to December 2021, where she developed the company’s shareholder engagement program, was deeply involved in the Company’s ESG policies and programs, supported the realization of over $150 million in synergies following UNFI’s acquisition of SuperValu, and helped to assure the Company’s supply chain remained operational through the COVID-19 crisis. From July 2015 to January 2018, Ms. Sutton served as Deputy General Counsel, and was Corporate Secretary, of General Motors Company, a multinational automotive manufacturing company. From May 2006 to January 2015, Ms. Sutton served in various roles of increasing accountability at Tim Hortons, Inc., then a publicly traded company, which owns and operates quick service restaurants, including serving as Executive Vice President, General Counsel, and Corporate Secretary. Prior to joining Tim Hortons, Inc., Ms. Sutton served as Corporate Counsel for The Wendy’s Company, which owns and operates a chain of quick service restaurants. Ms. Sutton also currently serves on the Board of Potbelly Corp (NASDAQ: PBPB).

Ms. Sutton brings substantial experience to the Board in strategic planning, corporate finance, capital raises, mergers & acquisitions and corporate governance.

Name of Director Nominee	Background Information
Dr. Susan Sweeney

Dr. Sweeney, 59, has served as a director of the Company since March 2023. Dr. Sweeney served as Chief Human Resource Officer for Enpro Industries, a public, mid-sized industrial technology company, putting to use her unique ability to place talent based on business need. Before taking this position in early 2020, Dr. Sweeney held the position of President, GGB, for seven years with strategy and P&L responsibility in North America, South America, Europe and Asia. Prior to joining Enpro, Dr. Sweeney was an executive with General Motors Company with responsibilities focused on assembly, engineering, supply chain, quality and site management at multiple locations in the US and Canada.

Dr. Sweeney brings extensive experience leading global teams and solving complex business issues, as well as significant experience in workforce development.

Leigh Walton

Ms. Walton, 72, has served as a director of the Company since February 2020. Ms. Walton, a partner at Bass, Berry & Sims PLC, has more than 40 years of experience advising public companies in the areas of corporate governance, mergers and acquisitions, private equity transactions and securities offerings. Ms. Walton served for three years as the chair of the American Bar Association’s Mergers & Acquisitions Committee, an organization with over 5,000 members in 40 countries. In September 2019, Ms. Walton was also elected as a member of the American College of Governance Counsel, a professional, educational, and honorary association of lawyers widely recognized for their achievements in the field of corporate governance.

Ms. Walton brings substantial experience to the Board in the areas of corporate finance and corporate governance through her extensive tenure practicing law in those areas. She also has extensive background in public company board responsibilities, processes and dynamics through her service as an advisor to numerous public company boards over many years.

CORPORATE GOVERNANCE

Director Nominations

The Nominating & Governance Committee and the Board of Directors seek to ensure that the Board is comprised of a highly capable group of directors who collectively provide a significant breadth of experience, knowledge and ability to effectively satisfy its oversight responsibilities and represent the interest of shareholders, enhance shareholder value and reflect our corporate values of integrity, honesty and adherence to high ethical standards.

In recruiting and evaluating new director candidates, the Nominating & Governance Committee assesses candidates’ independence, as well as the candidates’ background and experience, current board needs, and diversity. The Company values diversity and endeavors to have a Board representing diverse experience at policy-making levels in business, education or areas that are relevant to the Company’s business, as well as gender and racial/ethnic diversity. Each of the Company’s directors possesses high ethical standards, acts with integrity, and exercises careful, mature judgment. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. Alignment with our shareholders is important in building value at the Company over time.

In addition, in determining whether to nominate an existing director for re-election to the Board of Directors, the Nominating & Governance Committee considers and reviews the existing director’s past attendance at Board and committee meetings and the director’s participation in and contributions to the activities of the Board.

The Nominating & Governance Committee also considers the number of other public company boards and private company boards on which each existing director and each director nominee serves. Each director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities as a member of the Board and, if applicable, any Board committee(s) on which he or she serves. Accordingly, under the Company’s Corporate Governance Guidelines, unless the Board determines that the carrying out of a director's responsibilities to the Company will not be adversely affected by the director's other directorships, directors are limited to serving on not more than two boards of other public companies in addition to the Company's Board, and not more than one board of a private company.

As part of the Board refreshment process that was undertaken by the Nominating & Governance Committee commencing in Fall 2022, a special emphasis was placed on enhancing the gender and ethnic diversity of the Board.  As a result of these efforts, the slate of directors nominated by the Company in this proxy statement includes five of ten nominees that are diverse based on gender or ethnicity.

The Board has not adopted any term limit or established any retirement age for directors. The Board believes that longer‐serving directors with experience and institutional knowledge bring critical skills and insights to the boardroom, and that imposing director term limits would implicitly discount the value of experience and continuity on the Board.  The Board of Directors also believes that longer‐tenured directors have a better understanding of the challenges the Company faces and are more comfortable speaking out and challenging management. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board does not impose across the board limits on director tenure because it believes that doing so could deprive it of the valuable contributions of some of its most experienced members based on an arbitrary determination.

Independence, Board Meetings and Related Information

Independence

The Board of Directors has determined that a majority of the members of the Board of Directors are “independent,” as defined under applicable federal securities laws and the listing standards of the NYSE. The independent directors are Messrs. Ashford, Chandler and Roberts, Drs. Reyes and Sweeney, and Mses. Walton and Sutton.  The Board has also determined that all committee members are “independent” under applicable listing standards of the NYSE and federal securities laws for committee memberships, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A-3(b)(1) under the Exchange Act.

Meetings

The Board of Directors held four meetings during 2022. During 2022, the Board was comprised of Messrs. Ashford, Chandler, Miller, Miller II, and Roberts, and Ms. Walton and Ms. Whitmire. All directors serving on the Board during 2022 attended all of the meetings of the Board of Directors and the respective committees of which they were members. The non-management directors meet in executive sessions as a part of the meetings of the Audit Committee. The presiding director at those sessions is selected by the non-management directors on a meeting-by-meeting basis. The Company does not require its directors to attend its annual meeting of shareholders. However, all directors participated in the 2022 annual meeting, five by telephone and two in person.

Communication with Directors

Interested parties may communicate with any non-management director by mailing a communication to the attention of that director at 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating & Governance Committees. Generally, members of these committees are elected annually by the Board of Directors, but changes to the committees may be made at the Board of Directors’ discretion at any time. These committees operate pursuant to separate written charters adopted by the Board of Directors. These charters, along with the Company’s Amended and Restated Corporate Governance Guidelines, are available on the Company’s website at www.millerind.com through the “Investor Relations” link. In addition, copies of these charters and guidelines can be obtained upon request from the Company’s Corporate Secretary. Pursuant to the charters, each of these Board committees has the right to retain its own legal counsel and other advisors.

Audit Committee

The Audit Committee is comprised of Messrs. Ashford, Chandler and Roberts, Ms. Walton and Dr. Sweeney, with Mr. Roberts serving as Chairman. Dr. Sweeney was elected to the Audit Committee on May 1, 2023. The Board of Directors has determined that each of the members of the audit committee is “financially literate” within the meaning of the listing standards of the NYSE, and that each of Messrs. Ashford, Chandler and Roberts qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

The Audit Committee, among other things, recommends the appointment of the Company’s independent registered public accountants, reviews the scope of audits proposed by the Company’s independent registered public accountants, reviews audit reports on various aspects of corporate operations, and periodically consults with the Company’s independent registered public accountants on matters relating to internal financial controls and procedures. The Audit Committee held four meetings during 2022. The report of the Audit Committee is included in this proxy statement beginning on page 41.

Compensation Committee

The Compensation Committee is comprised of Messrs. Ashford, Chandler and Roberts and Mses. Sutton and Walton, with Mr. Chandler serving as Chairman. Ms. Sutton was elected to the Compensation Committee on May 1, 2023. The Compensation Committee establishes, among other things, salaries, bonuses and other compensation for the Company’s executive officers, and administers the Company’s equity incentive plan. The Compensation Committee also advises and consults with the Board and management, as necessary, on succession planning and other significant human resources matters, as appropriate. The Compensation Committee has the authority to delegate responsibility for the day-to-day management of the Company’s executive compensation programs. As further described in “Compensation Discussion and Analysis” beginning on page 22, the Compensation Committee regularly review and discuss the compensation of the named executive officers.  The Compensation Committee held six meetings during 2022. The report of the Compensation Committee is included in this proxy statement beginning on page 27.

The Compensation Committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the Compensation Committee engaged the services of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent outside compensation consultant to perform analyses and provide advice related to the Company’s compensation programs. All executive compensation services provided by Pearl

Meyer during 2022 were conducted under the direction or authority of the Compensation Committee, and all work performed by Pearl Meyer was pre-approved by the Compensation Committee.

The Compensation Committee evaluated whether any services proposed to be performed during 2022 by Pearl Meyer raised any conflict of interest and determined that it did not. Neither Pearl Meyer nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. Pearl Meyer’s 2022 services to the Compensation Committee are described in “Compensation Discussion and Analysis - 2023 Executive Compensation Actions; Independent Compensation Consultant” beginning on page 25.

Nominating & Governance Committee

The Nominating & Governance Committee is comprised of Messrs. Ashford, Chandler and Roberts, Dr. Reyes and Ms. Walton, with Ms. Walton serving as Chairwoman. Dr. Reyes was elected to the Nominating & Governance Committee on May 1, 2023. The Nominating & Governance Committee was established to assist the Board with (i) Board and committee organization, membership and function, (ii) oversight of the evaluation of director qualifications and performance, and (iii) corporate governance. As part of these responsibilities, the Nominating & Governance Committee evaluates candidates for service as directors of the Company, conducts the Board’s annual self-assessment process and recommends corporate governance principles for adoption by the Board. The Nominating & Governance Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for director nominations set forth in Article I, Section 1.2, of the Company’s bylaws and applicable law. The process for evaluating nominees put forward by shareholders does not differ from the process used to evaluate the slate of directors put forth by the Company.  The Nominating & Governance Committee held one meeting during 2022.

Board Leadership Structure

The Board of Directors is responsible for overseeing and directing the management of the Company. Mr. William G. Miller serves as the Executive Chairman of the Board. Mr. Jeffrey I. Badgley and Mr. William G. Miller II served as Co-Chief Executive Officers of the Company from 2013 until March 2022, and as of March 2022 Mr. William G. Miller II became the sole Chief Executive Officer of the Company. Each of the standing committees of the Board of Directors, the Audit, Compensation and Nominating & Governance Committees, is chaired by an independent director and is comprised entirely of independent directors.

The Board of Directors believes that separating the positions of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead our Board of Directors in its fundamental role of providing advice to and oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board of Director’s oversight responsibilities continue to grow. Although we do not have a policy mandating the separation of the roles of Chairman and the Chief Executive Officer, our Board of Directors believes that having separate positions is the appropriate leadership structure for the Company at this time.

Risk Management

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The Board believes that full and open communication between management and the Board of Directors is essential for effective risk management and oversight. The Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, information technology, environmental, competitive and reputational risks. The Board’s risk management includes reviews of cybersecurity vulnerability and the actions necessary to enhance the security of the Company’s information systems. Additionally, senior management is available to address any questions or concerns raised by the Board on risk management-related and any other matters.

While the Board is ultimately responsible for risk oversight at the Company, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with the NYSE rules, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating & Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors and executive officers, and corporate governance.

Related Transactions and Business Relationships

Policy on Related Party Transactions

The Company recognizes that transactions between the Company or its subsidiaries and any of its directors or executive officers can present potential or actual conflicts of interest. Accordingly, as a general matter it is the Company’s preference to avoid such transactions. Nevertheless, the Company recognizes that there are circumstances where such transactions may be in, or not inconsistent with, the best interests of the Company. Therefore, the Company has adopted a formal policy that requires the Company’s Audit Committee to conduct a reasonable prior review and, if appropriate, approve any such transactions. Pursuant to the policy, the Audit Committee will review any transaction in which the Company is or will be a participant and the amount involved exceeds $120,000, and in which any of the Company’s directors, executive officers or 5% shareholders had, has or will have a direct or indirect material interest. After its review, the Audit Committee will only approve those transactions that are in, or are not inconsistent with, the best interests of the Company and its shareholders.

Related Party Transactions

During 2022, there were no related party transactions required to be disclosed in this proxy statement under SEC rules.

Mr. Jackson, who was first elected as a director in March 2023, is employed by and has a minority ownership interest in a company that engaged in business transactions with the Company in excess of $1,000,000 during 2020. These transactions occurred during phase one of the Company’s ERP implementation, which included the migration of the Company’s on-premises system to the advanced cloud-based version. This migration allows for additional functionality through the implementation of other cloud-based modules included in the Company’s suite of products.  The Audit Committee was aware of these transactions and approved Mr. Jackson’s election to the Board after concluding that doing so was in the best interests of the Company and its shareholders because of the manufacturing technology experience that Mr. Jackson would bring to the Board.  Fees for any future transactions that we may engage in with such company, whether to implement additional functionality to our operating systems or otherwise, are not expected to exceed the annual independence threshold.

Code of Business Conduct and Ethics

The Company has adopted an Amended and Restated Code of Business Conduct and Ethics (the “Code”) that applies to its directors, officers and employees. A current copy of the Code is available on the Company’s website at www.millerind.com through the “Investor Relations” link. A copy of the Code can also be obtained upon request from the Company’s Corporate Secretary.

Prohibition on Hedging and Pledging

The Company has adopted an Amended and Restated Securities Trading Policy. Pursuant to that policy, directors, executive officers and certain employees may not engage in hedging or monetization transactions that are designed to hedge against a decrease in the price of the Company’s securities, such as collars, equity swaps, prepaid variable forward contracts and exchange funds. In addition, directors, executive officers and certain employees may not pledge the Company’s securities as collateral for a loan or other obligation.

Our Approach to Sustainability

We are focused on developing strategies designed to ensure the durability and sustainability of our company over the long term, which we believe creates long-term value for our shareholders. Our commitment to sustainability is demonstrated by our substantial investments to improve our manufacturing processes and develop new products while continuously striving to create a safe, diverse, fair and inclusive environment for our employees and supporting the communities where we operate. Our core values of respect, integrity, collaboration, innovation, trust, and excellence throughout our operations drive how we do business every day. Our commitment to these core values is critical to attracting and retaining the best talent, executing on our strategy, maintaining a robust supplier base and distributor network, and innovating to provide technologically advanced and affordable products for our customers.

Environmental Responsibility

We continue to look for new ways to promote sustainable and environmentally friendly practices at our production facilities to reduce energy usage, increase recycling, decrease waste and emissions, and make our workplace safer for our employees. For example, the modernization projects at all our domestic facilities in the last few years included many environmentally conscious upgrades, such as the installation of air filtration equipment that removes airborne contaminants to reduce emissions and make our workplace safer for our employees and improve the air quality at our production facilities. We also transitioned from oil-based primers to water-based primers in our domestic painting operations to reduce volatile organic compounds (VOC) emissions into the environment and make our workplace safer for our employees.

Social Responsibility

From our recruitment processes, pay practices and safety standards, we strive to create an environment where our colleagues feel respected, valued, and can contribute to their fullest potential.

Our Approach to Human Capital Management

Our company culture is based on treating others the way we would like to be treated and we strive to foster a work environment that is inclusive, diverse, fair and engaged. Examples of specific initiatives the Company has undertaken to foster such an environment include:

●	We provide training programs that address skills shortages in our workforce, foster career development, and encourage proper use of technology and resources.
●	We invest in our employees through high-quality and affordable benefits and various health and wellness initiatives, competitive compensation packages and fair compensation practices.
●	We seek to provide a healthy and safe workplace and we strive to ensure the health, safety and general well-being of our employees.
●	Our management team promotes an “open door” environment in which all feedback and suggestions are welcome.
●	We have invested substantial time and resources in recent years to optimize the engagement and productivity of our workforce and safety of our workplace, which we believe is the foundation upon which we can maintain our competitive position in product quality and customer service.
●	We actively monitor the satisfaction and engagement of our workforce, including through periodic employee surveys conducted by third-party experts.

Governance Highlights

We believe that strong governance principles, policies and practices contribute to better results for our shareholders.

Key elements of our corporate governance framework include the following:

✓	Annual election of directors	✓	Our directors have a diversity of skills, experience, gender and backgrounds, with five of the 10 director nominees being diverse based on gender or ethnicity

✓	Our director attendance for Board and Board committee meetings has been 100% for every meeting since 2013	✓	All Audit Committee members are financially literate and three out of four are “audit committee financial experts”

✓	Annual say-on-pay vote	✓	Overboarding policy that limits our directors from serving on more than two other public company boards or on more than one private company board

✓	No shareholder rights (“poison pill”) plan	✓	Periodic Board performance evaluations

✓	A majority of the members of the Board are independent (if all nominees are elected then seven out of 10 directors will be independent)	✓	Single class of voting stock

✓	Shareholders holding at least 15% of outstanding shares may call special meetings	✓	All Audit, Compensation and Nominating & Governance Committee Chairs and members are independent

✓	Anti-hedging and anti-pledging policy for executive officers and directors	✓	Our Code of Business Conduct and Ethics applies to all our directors, executive officers, and employees

✓	Our Corporate Governance Guidelines provide that the Board expects that when a Chairperson, CEO or CFO resigns from that position, he or she will also resign from the Board

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2023, certain information with respect to the Common Stock beneficially owned by (i) each director and each nominee for director, (ii) the executive officers named in the Summary Compensation Table, (iii) all executive officers and directors of the Company as a group, and (iv) all shareholders known to be beneficial owners (as that term is defined under SEC rules) of more than 5% of the Common Stock. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them. These figures do not reflect the unvested balance of the 160,000 RSUs that were granted to seven executive officers of the Company in March 2022, because the unvested RSUs are not deemed to be beneficially owned by the executive as of March 31, 2023.

	Common Stock Beneficially Owned

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Directors and Executive Officers
Theodore H. Ashford III	13,062		*
Jeffrey I. Badgley	4,560		—
A. Russell Chandler III	71,439	(3)	*
Peter Jackson	—
Jamison Linden	1,520		—
William G. Miller	295,666		2.6%
William G. Miller II	9,120		—
Dr. Javier Reyes	—
Josias W. Reyneke	1,520		—
Richard H. Roberts	38,591	(4)	*
Jill Sutton	—
Dr. Susan Sweeney	—
Vincent Tiano	1,520		—
Leigh Walton	4,137		*
Deborah L. Whitmire	4,560		—
All Directors and Executive Officers as a Group (16 persons)(5)	447,215		3.9%
Beneficial Owners of More than 5% of the Common Stock
Dimensional Fund Advisors LP
Building One
6300 Bee Cave Road
Austin, TX 78746	895,081	(6)	7.8%
Thrivent Financial for Lutherans
901 Marquette Avenue, Suite 2500
Minneapolis, Minnesota 55402	867,470	(7)	7.6%
BlackRock Inc.
55 East 52nd Street
New York, NY 10055	757,745	(8)	6.6%
Hotchkis and Wiley Capital Management, LLC
601 S. Figueroa Street 39th Fl
Los Angeles, CA 90017	587,363	(9)	5.1%

*	Less than one percent.
(1)	Includes shares of Common Stock of which the named person or entity has the right to acquire beneficial ownership within 60 days of March 31, 2023 through the exercise of any stock option or other right. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 8503 Hilltop Drive, Ooltewah, Tennessee 37363.
(2)	The percentage of beneficial ownership is based on 11,416,716 shares of Common Stock outstanding on March 31, 2023, and represents the percentage that the named person or entity would beneficially own if such person or entity, and only such person or entity, exercised all options and rights to acquire shares of Common Stock that are held by such person or entity and that are exercisable within 60 days of March 31, 2023.
(3)	Includes 8,447 shares of Common Stock held by a limited partnership of which Mr. Chandler’s children are limited partners. Mr. Chandler disclaims beneficial ownership with respect to these shares.
(4)	Includes 700 shares of Common Stock held by Mr. Roberts’ spouse. Mr. Roberts disclaims beneficial ownership with respect to these shares.
(5)	Includes Frank Madonia, the Company’s Executive Vice President, Secretary and General Counsel.
(6)	As reported in an amendment to Schedule 13G filed with the SEC on February 10, 2023, Dimensional Fund Advisors LP, a registered investment adviser, beneficially owned 895,081 shares, had the sole power to vote or to direct the vote of 879,542 shares and had the sole power to dispose or to direct the disposition of 895,081 shares as of December 31, 2022. Dimensional Fund Advisors LP, a registered investment adviser, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the "Dimensional Funds"). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Issuer that are owned by the Dimensional Funds and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. However, all securities reported in this schedule are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities.
(7)	As reported in an amendment to Schedule 13G filed with the SEC on February 8, 2023, Thrivent Financial for Lutherans beneficially owned 867,470 shares, had the sole power to vote or to direct the vote of 5,653 shares, had the shared power to vote or direct the vote of 861,817 shares (represents 305,170 shares held by registered investment companies for which Thrivent Financial for Lutherans serves as investment adviser, and 556,647 shares held by registered investment companies for which Thrivent Asset Management, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Thrivent Financial for Lutherans, serves as investment adviser), had the sole power to dispose or to direct the disposition of 5,653 shares (represents shares held in the Thrivent Defined Benefit Plan Trust for which Thrivent Financial for Lutherans serves as investment adviser) and had the shared power to dispose or to direct the disposition of 861,817 shares as of December 31, 2022.
(8)	As reported in an amendment to Schedule 13G filed with the SEC on February 1, 2023, BlackRock Inc., a parent holding company, beneficially owned 757,745 shares, had the sole power to vote or to direct the vote of 744,059 shares, and had the sole power to dispose or to direct the disposition of 757,745 shares as of December 31, 2022.

(9)	As reported in a Schedule 13G filed with the SEC on February 14, 2023, Hotchkis and Wiley Capital Management, LLC beneficially owned 587,363 shares, had the sole power to vote or to direct the vote of 513,963 shares, and had the sole power to dispose or to direct the disposition of 587,363 shares as of December 31, 2022.

PROPOSAL 2

APPROVAL OF THE 2023 NON-EMPLOYEE DIRECTOR STOCK PLAN

Introduction

The Company’s Board of Directors recommends that shareholders approve the Miller Industries, Inc. 2023 Non-Employee Director Stock Plan (the “Plan”), which was adopted by the Board of Directors on May 1, 2023, subject to shareholder approval at the Annual Meeting. A summary of the material terms of the Plan is set forth below and is qualified in its entirety by reference to the Plan as set forth in Annex A hereto. If the Plan is not so approved, it will be canceled. The Plan replaces the Company’s 2013 Non-Employee Director Stock Plan that expired by its terms on March 3, 2023.

Purposes

The purpose of the Plan is to provide compensation to members of the Board of Directors who are not employees of the Company, to assist the Company in attracting and retaining non-employee directors with experience and ability on a basis competitive with industry practices, and to associate more fully the interests of such directors with those of the Company’s shareholders.

Eligibility

Only non-employee directors are eligible to participate in the Plan. Presently, the number of non-employee directors is eight.

Annual Award

Beginning in 2023 and continuing until the Plan is terminated, each non-employee director then serving as such may be granted an award of restricted shares (the “Restricted Shares”) of the common stock of the Company (the “Common Stock”), restricted share units representing a promise to deliver shares of Common Stock (the “Restricted Share Units” or “RSUs”), unrestricted shares of Common Stock (the “Unrestricted Shares” and, together with the Restricted Shares and RSUs, the “Award Shares”), and non-statutory stock options (the “Options”) for the purchase of Common Stock (all such grants are referred to individually as an “Award” and collectively as “Awards”) on the first business day after each annual meeting of shareholders of the Company.

The Awards to be granted to each non-employee director shall be determined at the sole discretion of the Board but shall not exceed $200,000 in value on the date of grant. If a non-employee director commences serving as a non-employee director on a date other than the date of an annual meeting, such non-employee director shall receive, within 30 days of the date such person is appointed as or first becomes a non-employee director, a pro-rata grant of a number of Award Shares or Options, depending on the form of Annual Grant granted on the first business day following the last preceding annual meeting (the “Preceding Annual Grant”), equal to the number, rounded up to the nearest whole number, determined by multiplying the shares underlying the Preceding Annual Grant by a fraction, (i) the numerator of which is the number of whole and partial months during the period measured from the date of appointment as an eligible director until the first anniversary of the last preceding annual meeting, and (ii) the denominator of which is 12.

The normal equity awards that would have been granted to non-employee directors in January 2023 were suspended and not granted pending the Board’s decision on whether such equity awards would be revised as part of the Board’s review of non-employee director compensation.  Thus, for 2023, non-employee directors will also receive a pro-rated Award of Unrestricted Shares for the period from January 1, 2023, or, if later, the date the director commenced service as a director, through the date of the Annual Meeting.  Accordingly, if the Plan is approved by shareholders, on the first business day after the Annual Meeting, in addition to an Annual Grant, each non-employee director who was serving as a director on January 1, 2023, will receive a grant of 750 Unrestricted Shares and each director who commenced service on the board on March 9, 2023 will receive a grant of 401 Unrestricted Shares.

Federal Income Tax Consequences

The following discussion is a summary of certain federal income tax issues and does not purport to be a complete analysis of all of the potential tax aspects relating to the Plan or the Awards. This discussion is based on federal income tax laws, regulations and interpretations thereof presently in effect, all of which are subject to change, possibly with retroactive effect. Nothing in this discussion is or should be construed as legal or tax advice.

Awards of Unrestricted Shares; Restricted Share Awards

A non-employee director generally will recognize taxable ordinary income upon the receipt of Unrestricted Shares or Restricted Shares if the shares are not subject to a substantial risk of forfeiture. The income recognized will be equal to the fair market value of the shares at the time of receipt less any purchase price paid for the shares. If the shares are subject to a substantial risk of forfeiture, the non-employee director generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the non-employee director will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. The Company generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the non-employee director.

Alternatively, if the shares are subject to a substantial risk of forfeiture, the non-employee director may make a timely election under Section 83(b) of the Internal Revenue Code (“Section 83(b)”) to recognize ordinary income for the taxable year in which the non-employee director received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a non-employee director makes a timely Section 83(b) election, the non-employee director will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a non-employee director who has made a timely Section 83(b) election will recognize capital gain or loss in an amount equal to the difference between the amount realized upon sale and the ordinary income recognized upon receipt of the share (increased by the amount paid for the shares, if any). If the non-employee director forfeits the shares after making a Section 83(b) election, the non-employee director is not entitled to a deduction with respect to the income recognized as a result of the election but will be entitled to a capital loss equal to the excess (if any) of the amount paid for the shares (if any) over the amount realized upon forfeiture (if any). To be timely, the Section 83(b) election must be made within thirty (30) days after the non-employee director receives the shares. The Company will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the non-employee director at the time of the election.

Restricted Share Units

A non-employee director generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then at the time of payment the non-employee director will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the non-employee director and the Company will be entitled to an income tax deduction for the same amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Section 409A. In that case, if the RSU is designed to meet the requirements of Section 409A, then at the time of payment the non-employee director will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the non-employee director, and the Company will be entitled to an income tax deduction for the same amount.

Nonqualified Stock Options

A non-employee director generally is not taxed upon the grant of a nonqualified stock option, unless the option has a readily ascertainable fair market value. However, the non-employee director must recognize ordinary income upon exercise of the option in an amount equal to the difference between the option exercise price and the fair market value of the shares acquired on the date of exercise. The Company generally will have a deduction in an amount equal to the amount of ordinary income recognized by the non-employee director in the Company’s tax year during which the non-employee director recognizes ordinary income.

Upon the sale of shares acquired pursuant to the exercise of an option, the non-employee director will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise. This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Shares of Stock Subject to the Plan

Subject to the adjustment provisions described below, the maximum number of shares of Common Stock that may be issued under the Plan shall not exceed 125,000 shares. The shares granted under the Plan may be newly issued shares of Common Stock or shares held as treasury shares, including shares purchased by the Company, whether on the market or otherwise, or a combination of each.

Dilution and Other Adjustments

The Board shall appropriately adjust the exercise price of outstanding Options and the maximum number and kind of shares subject to the Plan, outstanding Awards and subsequent Awards in the event of reorganization, recapitalization, stock split, reverse stock split, stock dividend, exchange or combination of shares, merger, consolidation, rights offering or any change in capitalization of the Company.

Withholding

The Company shall have the right to require the payment (through withholding from any amount payable from the Company to the non-employee directors or otherwise) of any withholding taxes required by federal, state, or local law in respect of any Award.

Resale Restrictions, Assignment and Transfer

Award Shares may be granted with or without restrictions. The terms and conditions of such Awards are as follows:

Unrestricted Shares

Once awarded, the Unrestricted Shares received by non-employee directors may be freely transferred, assigned, pledged or otherwise subjected to lien, subject to restrictions imposed by the Securities Act of 1933, as amended, and subject to the trading restrictions imposed by Section 16 of the Exchange Act.

Restricted Shares/Restricted Share Units

Restricted Shares and RSUs are nonvested and forfeitable when granted under the Plan. Unless otherwise determined by the Board, Restricted Shares and RSUs shall become vested and nonforfeitable on the earlier of (a) the day immediately prior to the first annual meeting that occurs after the grant date or (b) the first anniversary of the grant date, so long as the director’s service with the Company has not earlier terminated. If the director’s service with the Company terminates due to death or total disability, the Restricted Shares and RSUs that have not previously become vested and nonforfeitable shall become vested and nonforfeitable as of the date that the director’s service with the Company so terminates.

Until the Restricted Shares and RSUs become vested and nonforfeitable, the Restricted Shares and RSUs may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

Funding

The Plan is unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any award under the Plan.

Duration, Amendments and Terminations

The Plan shall terminate on April 30, 2033, the day prior to the 10th anniversary of its effective date, and no further stock awards will be made under the Plan after such date. The Board of Directors may sooner terminate the Plan or amend the Plan in whole or in part at any time and from time to time. To the extent required by the rules of the exchange on which the Company’s shares of Common Stock are listed or applicable law, no amendment shall be effective unless approved by the shareholders of the Company at an annual or special meeting.

Shareholder Vote

The affirmative vote of a majority of the shares present at the meeting in person and by proxy is required for approval of the Plan.

New Plan Benefits

The Board approved the grant to each non-employee director of $80,000 of RSUs on the day after the 2023 annual meeting of shareholders and on the day after each annual meeting thereafter until such award level is changed by the Board. In addition, the Board approved the grant of 750 Unrestricted Shares to each non-employee director who was serving as such on January 1, 2023, and the grant of 401 Unrestricted Shares to each non-employee director who commenced service on the Board on March 9, 2023, as equity compensation for their service during 2023 prior to the approval of the Plan by the shareholders.  Otherwise, the Awards that may be allocated to non-employee directors as a group under the Plan is not presently determinable and will depend upon the determination of the Board at the time of each grant.

THE BOARD OF DIRECTORS HAS APPROVED THE PLAN AND RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2023 NON-EMPLOYEE DIRECTOR STOCK PLAN.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding), basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. At the 2017 annual meeting of shareholders, our shareholders approved, on an advisory basis, holding the advisory vote on executive compensation on an annual basis, as recommended by the Board of Directors. The Board of Directors subsequently decided to hold the vote at each annual meeting.

As described in detail under the heading “Compensation of Executive Officers and Directors – Compensation Discussion and Analysis,” the primary objectives of our executive compensation program are to: offer competitive total compensation opportunities to retain talented executives, provide strong links between Company performance and total compensation earned, and emphasize the long-term performance of the Company, thus enhancing shareholder value. Please see the “Compensation Discussion and Analysis” beginning on page 22 for additional details about our executive compensation programs, including information about the fiscal year 2022 compensation of our named executive officers.

We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers. Accordingly, we are asking our shareholders to vote “FOR” the following resolution at the annual meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of the Securities and Exchange Commission’s Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, in the Company’s Proxy Statement for its 2023 Annual Meeting is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board of Directors currently intends to take into account the outcome of the most recent advisory vote on named executive officer compensation when considering future executive compensation arrangements for the named executive officers, although it is under no obligation to do so. This proposal will be approved if the number of votes cast in favor of approving the non-binding resolution exceeds those cast against it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

In 2022, the Company held a shareholder advisory vote on the compensation of its named executive officers, commonly referred to as a “say-on-pay” vote. The Company’s shareholders overwhelmingly approved the compensation of the named executive officers with 98.26% of shareholder votes cast in favor of the say-on-pay resolution. As the Compensation Committee evaluated its compensation policies and overall objectives for 2022, it took into consideration this strong support of the shareholders. As a result, the Compensation Committee decided to retain the general approach and structure of the Company’s executive compensation program for performance in 2022, with an emphasis on the objectives described below, while also making adjustments to such awards under this structure to reflect its review of overall compensation of its executive officers. In the future, the Compensation Committee intends to continue to take the results of the annual say-on-pay vote into account.

Overview

This discussion and analysis addresses the material elements of the Company’s compensation program for its named executive officers, including the Company’s compensation objectives and overall compensation philosophy, the compensation process and the administration of the compensation program. It is intended to complement and enhance an understanding of the compensation information presented in the “Summary Compensation Table” and other accompanying tables in this proxy statement.

As used in this proxy statement, the term “named executive officers” refers to the following individuals:

●	William G. Miller II, the Company’s President and Chief Executive Officer since March 7, 2022, and the Company’s President and Co-Chief Executive Officer from December 2013 until March 7, 2022;
●	Jeffrey I. Badgley, the Company’s President International and Military since March 7, 2022, and the Company’s Co-Chief Executive Officer from December 2013 until March 7, 2022;
●	Deborah L. Whitmire, the Company’s Executive Vice President, Chief Financial Officer and Treasurer;
●	Jamison Linden, the Company’s Vice President and Chief Manufacturing Officer;
●	William G. Miller, the Company’s Executive Chairman of the Board;
●	Josias W. Reyneke, the Company’s Vice President and Chief Information Officer; and
●	Vincent Tiano, the Company’s Vice President and Chief Revenue Officer.

In this “Compensation Discussion and Analysis” section, the terms “we,” “our,” “us” and the “Committee” refer to the Compensation Committee of the Company’s Board of Directors.

Compensation Objectives and Overall Compensation Philosophy

The Company’s executive compensation program is designed to enhance Company profitability, and thus shareholder value, by aligning executive compensation with the Company’s expectations and performance, and by establishing a system that can retain and reward executive officers who contribute to the long-term success of the Company. More specifically, the overall goals of the executive compensation program include:

●	offering competitive total compensation opportunities to retain talented executives;
●	providing strong links between Company performance and total compensation earned – i.e., paying for performance; and
●	emphasizing the long-term performance of the Company, thus enhancing shareholder value.

We believe that it is in the best interests of the Company’s shareholders and its named executive officers that the Company’s executive compensation program, and each of its elements, remains simple and straightforward. This approach should reduce the time and cost involved in setting the Company’s executive compensation policies and calculating the payments under such policies, and should enhance the transparency of, and the ability to comprehend, these policies.

The Board of Directors has reviewed our compensation policies and practices as generally applicable to our employees and determined that they do not encourage excessive risk or unnecessary risk taking and do not otherwise create risks that are reasonably likely to have a material adverse effect on the Company.

Administration

The Committee has overall responsibility with respect to approving and monitoring the Company’s executive compensation program, and operates under a written Charter. None of the members of the Committee has been an officer or employee of the Company, and the Board of Directors has considered and determined that all of the members are “independent,” as that term is defined under NYSE and SEC rules, and otherwise meet the criteria set forth in the Committee’s Charter.

In fulfilling its responsibilities, the Committee, among other things, reviews and approves corporate goals and objectives relevant to the compensation of the named executive officers, evaluates the performance of the executive officers in light of these goals and objectives, determines and approves compensation of the named executive officers based on these objectives and its evaluation. The Committee also establishes criteria for granting equity awards to the named executive officers and the Company’s other employees, and approves such equity awards.

We regularly review and discuss the compensation of the named executive officers with William G. Miller, the Company’s Executive Chairman of the Board, and William G. Miller II, the Company’s Chief Executive Officer, and consult with them in evaluating the performance of the executive officers, other than for themselves, and they may make recommendations to us regarding compensation for all of the executive officers, other than for themselves, and we consider these recommendations in our deliberations.

Commencing in October 2022, we engaged Pearl Meyer, a nationally recognized compensation consultant, as our independent consultant. The services provided by Pearl Meyer and its recommendations are described in “2023 Executive Compensation Actions; Independent Compensation Consultant” below.

As discussed in greater detail below, the levels of each element of compensation for the named executive officers are determined based on several factors, which may include the Company’s historical performance and relative shareholder return, our informal assessment of compensation paid to executives in comparable industries, the amount and the elements of compensation provided in previous years, the relative compensation levels of our executive officers, the importance of retaining a named executive officer, a named executive officer’s potential to assume greater responsibilities in the future, our expectations for the Company’s future financial performance and other matters that we deem relevant. In addition, we consider the years and level of experience and the responsibilities of each named executive officer, his or her individual performance and the personal contributions he or she makes to the success of the Company. Leadership skills, analytical skills, organization development, public affairs and civic involvement have been and will continue to be deemed to be important qualitative factors to take into account in considering elements and levels of compensation. For 2022 compensation, we have not adopted any formal or informal policy for allocating compensation between long-term and short-term elements, between cash and non-cash or among the different possible forms of non-cash compensation.

Elements of Compensation

In calendar year 2022, the principal elements of our executive compensation program, and the purposes for each element, were as follows:

Component	Objectives	Key Features
Base Salary	Recognizes market pay information, as well as individual experience, performance and level of responsibility	Reasonable level of fixed compensation designed to attract and retain talent
Annual cash incentive	Motivates and establishes a strong link between pay and performance	Variable, at risk compensation directly tied to the achievement of financial and strategic annual goals
Long-term equity incentive	Aligns management compensation with creating long-term shareholder value and retains talent through multiyear vesting; Facilitates stock ownership by employees	Time-based restricted stock units (RSUs) that vest over 5 years based on continued employment

In addition to the above described key components, the Company’s executive officer compensation program also includes certain limited perquisites and executive benefits, including Company contributions to the officer’s 401(k) plan under that plan’s matching program, Company paid life insurance premiums, and personal use of corporate aircraft.

Base Salary. We determine the base salary for each of the named executive officers annually based on, among other things, the executive’s experience and the scope of the executive’s responsibilities, the executive’s performance and the performance of the Company, our expectations for the Company’s future financial performance, our informal assessment of salaries paid to executives in comparable industries, and other factors described above. We believe that base salaries are an important part of the Company’s executive compensation program because they provide the named executive officers with a steady income stream that is not contingent upon the Company’s overall performance.

In March 2022, the Committee approved an annual base salary increase for all executive officers of 6% (other than for Mr. Miller), which consists of a 3% increase applicable to all Company employees generally and a 3% performance-based increase for the executive officers. As a result, the Committee approved an annual base salary for Mr. Miller of $662,500, Mr. Badgley and Mr. Miller II of $603,189, Ms. Whitmire of $327,656, Mr. Madonia of $327,656, Mr. Tiano of 287,116, Mr. Reyneke of $258,158, and Mr. Linden of $258,158, each effective January 1, 2022. In October 2022, the Committee approved annual base salary increases for certain executive officers. As a result, the Committee approved annual base salaries for Mr. Miller II of $700,000, Ms. Whitmire of $390,000, and Messrs. Linden, Madonia, Reyneke and Tiano of $330,000, each effective September 1, 2022.

Annual Cash Bonuses. On March 1, 2022, the Compensation Committee adopted an annual cash bonus program (the “2022 Cash Bonus Program”) which combined the previous cash bonus program for the Company’s Co-Chief Executive Officers adopted in September 2018 and the cash bonus program for five other executive officers adopted in May 2021. The new program superseded and replaced those prior programs beginning in 2023 based on the Company’s 2022 financial results.

The purpose of the Company’s annual cash bonus program for executive officers is to align their incentive bonuses with the achievement of annual corporate profitability. Annual cash bonuses under the program, as opposed to equity-based awards, are designed to immediately reward them in direct relation to the Company’s Adjusted Pretax Income achieved during the performance period. The immediacy of these cash bonuses provides an incentive to the executive officers to raise their level of performance in order to increase the Company’s overall level of profitability. Thus, we believe that bonuses under the cash bonus program are an important motivating factor for the executive officers to produce a better long-term return for the Company’s shareholders. The Company retains the right to modify, amend or terminate the cash bonus program at any time.

The 2022 Cash Bonus Program is structured so that no bonus is earned until an Adjusted Pretax Income hurdle was achieved, and the bonus percentage would increase with incremental increases in the Company’s Adjusted Pretax Income. The 2022 Cash Bonus Program provides an annual bonus pool for each fiscal year if the Company’s Adjusted Pretax Income exceeds $10 million for the most recently completed fiscal year in accordance with the following formula:

●	for Adjusted Pretax Income in the applicable fiscal year of less than $10 million, no executives shall be entitled to receive a bonus under the Cash Bonus Program;
●	for Adjusted Pretax Income in the applicable fiscal year exceeding $10 million and up to $30 million, the Bonus Pool equals 2% of such Adjusted Pretax Income from the first dollar;
●	for Adjusted Pretax Income in the applicable fiscal year exceeding $30 million and up to $40 million, 4% of such incremental Adjusted Pretax Income; and
●	for Adjusted Pretax Income in the applicable fiscal year exceeding $40 million, 6% of such incremental Adjusted Pretax Income.

Adjusted Pretax Income is a non-GAAP measure and is defined as income before income taxes, plus bonus expense for the Company’s U.S.-based employees, and excluding the effects of foreign currency translation.

The total bonus pool for each fiscal year calculated in this manner shall be allocated among the Executives for performance as follows: 30% to Mr. Miller II, 20% to Mr. Badgley, and 12.5% to each of Ms. Whitmire and Messrs. Tiano, Reyneke and Linden.

In March 2023, the Compensation Committee considered annual bonuses under the 2022 Cash Bonus Program for the Company’s named executive officers who were serving as executive officers on December 31, 2022, each with regard to 2022 performance. When reviewing and approving payouts under the 2022 Cash Bonus Program, the Committee applied positive discretion to increase the total bonus pool available under the 2022 Cash Bonus Program from the 2% of 2022 Adjusted Pretax Income provided in the Plan, to 4% of the Company’s Adjusted Pretax Income. The use of such positive discretion was in part supported by the view provided by management and by the Committee’s independent consultant that pay opportunities at the Company were below market (see “2023 Executive Compensation Actions; Independent Compensation Consultant” below for more information regarding the independent consultant’s study), which put the Company at risk of not being competitive in securing and retaining top executive talent, and in part by the Committee’s view that the Company’s performance exceeded expectations, including in their management of severe supply chain challenges that were beyond their control. The Committee also noted that this action would serve to bridge the gap between the current plan design and the new plan design for 2023. As a result, the Compensation Committee approved 2023 annual bonuses for Mr. Miller II of $355,020, Mr. Badgley of $236,680, and $147,926 for each of Ms. Whitmire and Messrs. Tiano and Reyneke. The amounts of all of these non-equity incentive plan cash bonuses paid to the named executive officers are set forth in the “Summary Compensation Table.”

Equity Awards. The Board of Directors has adopted the Company’s 2016 Stock Incentive Plan, which was approved by our shareholders at the 2017 Annual Meeting and permits the issuance of awards in a variety of forms, including non-qualified stock options and incentive stock options, stock appreciation rights, restricted stock awards and performance shares. The Compensation Committee granted 160,000 restricted stock units to seven of its executive officers in March 2022, as is reflected below in “Outstanding Equity Awards at Fiscal Year-End 2022” below.

2023 Executive Compensation Actions; Independent Compensation Consultant

In August 2022, the Committee began a process of reviewing all elements of executive compensation to assess the market competitiveness and effectiveness of the Company’s current executive compensation structure and programs, in part because it was concerned that the Company was at risk of not being competitive in securing and retaining top executive talent. The Committee interviewed multiple compensation consultants in the fall of 2022 and in October 2022 engaged Pearl Meyer, a nationally recognized compensation consultant, as its independent consultant. Pearl Meyer reports directly to the Committee, and the Committee has the sole authority to retain or dismiss the consultant, and to obtain its advice at the Company’s expense.

The Compensation Committee assessed the independence of Pearl Meyer pursuant to SEC and NYSE Rules. In doing so, the Committee considered each of the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. On the basis of its consideration of the foregoing and other relevant factors, the Committee concluded that Pearl Meyer was independent and that there were no conflicts of interest. The Committee expects that the independent consultant will continue to periodically advise the Committee as to trends in executive compensation and also provide specialized studies or expert advice as requested with respect to executive compensation issues, in each case in order to assist the Committee and work on its behalf on matters related to the Committee’s purposes and responsibilities as set forth in the Committee charter, which is available through the Investor Relations section of our website at www.millerind.com. The Committee expects that Pearl Meyer will meet with the Committee and attend regular Committee meetings in person or by telephone as requested.

The primary services provided by Pearl Meyer included a review of executive compensation competitiveness, a review of non-employee director compensation competitiveness, and a review of the executive-level incentive compensation plan design in place during 2022.

With respect to Pearl Meyer’s independent review of executive compensation competitiveness, Pearl Meyer recommended, and the Compensation Committee approved, the following peer group:

● Park-Ohio Holdings Corp	● Blue Bird Corporation
● Astec Industries, Inc.	● Motorcar Parts of America, Inc.

● The Shyft Group, Inc.	● Enerpac Tool Group Corp.
● Commercial Vehicle Group, Inc.	● Douglas Dynamics, Inc.
● Stoneridge, Inc.	● NN, Inc.
● CIRCOR International, Inc.	● L.B. Foster Company

In selecting these peer companies, Pearl Meyer reviewed and considered a variety of factors, including the following:

●	Industry and business model comparability;
●	Company size comparability, as measured by Revenue, EBITDA, Market Cap, Enterprise Value and Number of Employees; and
●	Overlap with other peer groups used by third parties to assess the Company’s executive compensation levels and practices.

In addition to collecting proxy-disclosed pay data for the above peer companies, Pearl Meyer also collected survey data for each position from a variety of reputable compensation surveys. Neither Pearl Meyer nor the Committee are aware of the specific companies represented by the survey data. Although this external market data was reviewed and considered by the Compensation Committee, it is only one of many factors reviewed and considered by the Compensation Committee when making its pay determinations. The Committee does not specifically benchmark pay to any particular market level or against any particular peer group; and the Committee may or may not adopt the recommendations made by its independent consultant.

Pearl Meyer’s independent study concluded that the Company’s executive compensation levels were below market and that the Company’s incentive plan design was lacking a consistent, equity-based, long-term incentive opportunity. Based in part on this information, and after consideration of other relevant facts and circumstances, the Compensation Committee concluded that the Company was at risk of not being competitive in securing and retaining top executive talent. To address this risk, the Compensation Committee, with the assistance of Pearl Meyer, determined that the target level of each executive’s base salary and total compensation should be approximately at the 50th percentile of the Company’s peer group. Consistent with this target, the Committee then approved the following primary changes to 2023 executive compensation in March and April 2023:

●	The following executives received the following 2023 salary increases:
o	William Miller II from $700,000 to $765,000;
o	Debbie Whitmire from $390,000 to $450,000; and
o	All other NEOs from $330,000 to $350,000 (excluding Jeff Badgley, whose salary remains at $603,189 for 2023).
●	The 2023 Executive Incentive Plan was adopted, which reflects the following changes to the 2022 Cash Bonus Program, which will apply to performance in 2023 and beyond:
o	The overall sharing percentage of Adjusted Pre-Tax Income and the participant allocations were adjusted to provide more competitive total compensation opportunities;
o	20% of the incentive funding is subject to the Committee’s assessment of the Company’s progress on key ESG-related initiatives; and
o	A portion of the earned incentive opportunity (which portion increases at higher earnings levels) is paid in Restricted Stock Units with 3-year ratable vesting and a holding requirement.

The Compensation Committee believes that these changes achieve (i) the desired level of pay competitiveness, (ii) a more balanced pay mix between cash and equity, (iii) stronger linkage between pay and performance, and (iv) enhanced shareholder alignment. However, the Committee reserves the right to review and make changes to pay levels and plan designs annually.

Change in Control Plan. As part of its comprehensive review of executive compensation with the assistance of its independent consultant, the Compensation Committee approved a Change in Control Severance Plan on April 11, 2023, and approved the Company’s eight executive officers (the “Participants”) as eligible to participate in the Plan. The Plan was approved by the Compensation Committee in order to, among other things, attract and retain key talent and ensure continuity of the business in the event of a change in control of the Company. The Committee’s independent consultant reported that a comparable plan was in place at every member of the peer group and the Committee wanted to offer benefits to its executive officers that were comparable to those of its peer group. The Plan provides, among other things, that if a Participant either is terminated by the Company without “cause” other than due to disability or death or terminates his or her employment with the Company for “good reason” within two years following a “change in control” (commonly referred to as “double-trigger”), the Participant is entitled to severance in an amount equal to the sum of (a) the Participant’s annual base salary and (b) the Participant’s target bonus (or, if no target bonus, the average of the annual bonuses earned for the prior two years), multiplied by one and one half, or two, depending on the Participant. Mr. Miller II’s multiplier is two and the multiplier for the other named executive officers is one and one half.

In addition, in connection with a qualifying termination, the Participants are entitled to (i) a pro-rated bonus payment for the year of termination, and (ii) a payment in an amount equal to eighteen (18) times the monthly COBRA premium to continue coverage under the Company’s group health plan. The foregoing benefits will be paid or provided only if the Participant timely signs a general release of claims.

Stock Ownership Guidelines. In March 2022, the Compensation Committee adopted stock ownership guidelines in conjunction with its award of RSU’s to certain executive officers. The guidelines apply to all executive officers of the Company. They require stock holdings based on multiples of an executive’s salary. The guidelines also prohibit sales of any shares of the Company’s common stock at any time that an officer’s individualized target stock ownership levels have not been achieved. These restrictions do not apply to any sales of shares made to satisfy taxes due as a result of the vesting of the RSU awards.

Other Compensation. The named executive officers currently are entitled to participate in the Company’s health, life and disability insurance plans and in our 401(k) plan to the same extent that the Company’s employees are entitled to participate.

Policy with Respect to Deductibility of Compensation

In designing and approving the Company’s compensation practices and programs, the Compensation Committee considers the effect of all applicable tax regulations, including Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to the “covered employees.” Although the tax deductibility of executive compensation is an important consideration, the Compensation Committee may approve compensation that does not qualify for deductibility where it is appropriate to do so.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained under that heading in this proxy statement. On the basis of its reviews and discussions, the Compensation Committee has recommended that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and this proxy statement.

Compensation Committee
A. Russell Chandler III, Chairman
Theodore H. Ashford III
Richard H. Roberts
Leigh Walton

Compensation Committee Interlocks and Insider Participation

During 2022, the Compensation Committee was comprised of Messrs. Ashford, Chandler, and Roberts and Ms. Walton, all of whom were non-employee, independent directors. During 2022, no executive officer of the Company served as a member of the board of directors or compensation committee of any other entity whose executive officer(s) served on the Company’s Board of Directors or Compensation Committee.

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid by the Company to the Company’s named executive officers during the years ended December 31, 2022, 2021 and 2020.

				Stock	Non-Equity
		Salary	Bonus	Awards	Incentive Plan	All Other
Name and Principal Position	Year	(1)	(2)	(3)	Compensation (4)	Compensation (5)		Total
William G. Miller II	2022	$608,382	$500	$1,797,000	$355,020	$8,601	(6)	$2,769,503
President and Chief Executive Officer	2021	$568,813	$475	$0	$111,324	$8,601	(6)	$689,213
	2020	$503,976	$725	$0	$246,455	$9,015	(6)	$760,171
Jeffrey I. Badgley	2022	$579,711	$500	$898,500	$236,680	$8,601	(7)	$1,723,992
President of International and Military	2021	$568,813	$475	$0	$111,324	$8,601	(7)	$689,213
	2020	$503,976	$725	$0	$246,455	$9,015	(7)	$760,171
Deborah L. Whitmire	2022	$333,366	$500	$898,590	$147,926	$8,601	(8)	$1,388,983
Executive Vice President,	2021	$308,988	$136,475	$0	$55,662	$8,601	(8)	$509,726
Chief Financial Officer and Treasurer	2020	$275,860	$170,725	$0	$—	$9,015	(8)	$455,600
Vincent Tiano	2022	$288,640	$500	$299,500	$147,926	$8,601	(9)	$745,167
Vice President and	2021	$270,750	$100,475	$0	$55,662	$8,601	(9)	$435,488
Chief Revenue Officer
Josias W. Reyneke	2022	$269,386	$500	$299,500	$147,926	$8,601	(10)	$725,913
Vice President and	2021	$243,437	$100,475	$0	$55,662	$8,566	(10)	$408,140
Chief Information Officer	2020	$212,200	$110,725	$0	$—	$8,732	(10)	$331,657
Jamison Linden	2022	$269,386	$500	$299,500	$147,926	$8,601	(11)	$725,913
Vice President and	2021	$236,880	$95,475	$0	$55,662	$5,435	(11)	$393,452
Chief Manufacturing Officer
William G. Miller	2022	$636,714	$—	$0	$—	$1,476	(12)	$638,190
Chairman of the Board of Directors	2021	$319,737	$—	$0	$—	$1,476	(12)	$321,213
	2020	$319,737	$—	$0	$—	$1,890	(12)	$321,627
(1)	Base salary paid to the named executive officer.
(2)	Discretionary cash bonus awarded to the named executive officer for the year indicated based on, among other factors, the Company’s performance in the previous year.
(3)

Grant of equity awards in the form of restricted stock units under the Company’s 2016 Stock Incentive Plan. The grant values were calculated using the fair market value of the restricted stock units at the date of the grant.

(4)

For Mr. Miller II and Mr. Badgley, this represents amounts earned in the applicable year pursuant to the Company’s Co-CEO annual cash bonus plan in effect for each such year. For, 2020, 2021 and 2022, the amounts represent awards under the cash bonus program for the Company’s Co-Chief Executive Officers described above with regard to 2020, 2021 and 2022 performance, respectively.

For Ms. Whitmire, Mr. Tiano and Mr. Reyneke the 2022 amount represents amounts earned in 2022 pursuant to the Company’s executive officer annual cash bonus plan in effect for such year, which were paid in 2023 for performance in 2022.

(5)

Amount represents the Company’s contribution to the named executive officer’s 401(k) plan under the plan’s matching program and life insurance premiums paid by the Company on behalf of the named executive officer during the applicable fiscal year. No amounts are indicated for perquisites and other personal benefits as the value provided did not exceed $10,000 for any individual executive officer.

(6)

This amount consists of: (i) the Company’s contributions to Mr. Miller II’s account under its Section 401(k) plan in the amount of $7,125, $7,125 and $7,125 for 2022, 2021 and 2020, respectively; and (ii) Company-paid life insurance premiums in the amount of $1,476, $1,476 and $1,890 for 2022, 2021 and 2020, respectively.

(7)

This amount consists of: (i) the Company’s contributions to Mr. Badgley’s account under its Section 401(k) plan in the amount of $7,125, $7,125 and $7,125 for 2022, 2021 and 2020, respectively; and (ii) Company-paid life insurance premiums in the amount of $1,476, $1,476 and $1,890 for 2022, 2021 and 2020, respectively.

(8)

This amount consists of: (i) the Company’s contributions to Ms. Whitmire’s account under its Section 401(k) plan in the amount of $7,125, $7,125 and $7,125 for 2022, 2021 and 2020, respectively; and (ii) Company-paid life insurance premiums in the amount of $1,476, $1,890 and $1,890 for 2022, 2021 and 2020, respectively.

(9)

This amount consists of: (i) the Company’s contributions to Mr. Tiano’s account under its Section 401(k) plan in the amount of $7,125 for 2022 and 2021; and (ii) Company-paid life insurance premiums in the amount of $1,476 for 2022 and 2021.

(10) This amount consists of: (i) the Company’s contributions to Mr. Reyneke’s account under its Section 401(k) plan in the amount of $7,125, $7,125 and $7,125 for 2022, 2021 and 2020, respectively; and (ii) Company-paid life insurance premiums in the amount of $1,476, $1,441 and $1,607 for 2022, 2021 and 2020, respectively.

(11)

This amount consists of: (i) the Company’s contributions to Mr. Linden’s account under its Section 401(k) plan in the amount of $7,125 and $3,994 for 2022 and 2021; and (ii) Company-paid life insurance premiums in the amount of $1,476 and $1,441 for 2022 and 2021.

(12) This amount consists of: (i) the Company made no contributions to Mr. Miller’s account under its Section 401(k) plan during 2022, 2021 and 2020; and (ii) Company-paid life insurance premiums in the amount of $1,476, $1,476 and $1,890 for 2022, 2021 and 2020, respectively.

Additional Discussion of Material Items in Summary Compensation Table

The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the “Summary Compensation Table” was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of the Company’s compensation plans and arrangements is set forth below.

Employment Agreements with Named Executive Officers

During 2022, the Company did not have any employment agreements with its named executive officers.

Equity Incentive Plans

In August 2016, the Board of Directors adopted the Company’s 2016 Stock Incentive Plan, which was approved by the Company’s shareholders at the 2017 Annual Meeting. During 2022, the Compensation Committee granted 160,000 restricted stock units to seven of its executive officers.

Contributory Retirement Plan

The Company maintains a contributory retirement plan for all full-time employees with at least 90 days of service. The plan is designed to provide tax-deferred income to the Company’s employees in accordance with the provisions of Section 401(k) of the Internal Revenue Code. The plan provides that each participant may contribute up to 15% of his or her salary. For 2022, the Company matched 50% of the first 5% of participant contributions. Matching contributions vest over the first five years of employment.

Outstanding Equity Awards at Fiscal Year-End 2022

The following table sets forth certain information with respect to unexercised stock options or cash-settled SARs, unvested shares of restricted stock or unvested time-based or performance-based restricted stock units held on January 1, 2023, by each of our named executive officers. All of the stock awards reflected consist of time-based restricted stock units granted in March 2022.

	Option awards					Stock awards
									Equity
									incentive
									plan
									awards:
									market or
			Equity					Equity	payout
			incentive				Market	incentive	value
			plan awards:				value	plan awards:	of unearned
	Number of	Number of	Number of				of shares	Number of	shares,
	securities	securities	securities			Number of	of units	unearned	units or
	underlying	underlying	underlying			shares or units	of stock	shares, units	other rights
	unexercised	unexercised	unexercised	Option	Option	of stock	that have	or other rights	that have
	options (#)	options (#)	unearned	exercise	expiration	that have	not	that have not	not
	exercisable	unexercisable	options (#)	price ($)	date	not vested (#)	vested ($)	vested (#)	vested ($)
						(1)	(2)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
William G. Miller II	—	—	—	$—	—	60,000	$1,599,600	—	$—
Jeffrey I Badgley	—	—	—	$—	—	30,000	$799,800	—	$—
Deborah L. Whitmire	—	—	—	$—	—	30,000	$799,800	—	$—
Josias W. Reyneke	—	—	—	$—	—	10,000	$266,600	—	$—
Vincent Tiano	—	—	—	$—	—	10,000	$266,600	—	$—
Jamison Linden	—	—	—	$—	—	10,000	$266,600	—	$—

(1)

Awards as of December 31, 2022, consisted of time-based restricted stock units granted on March 1, 2022, that vest in five equal annual installments commencing on March 1, 2023. The awards are generally subject to the executive’s continued service with the Company through the applicable vesting dates.

(2)	The market value of these awards was computed based on the closing price of the Company’s common stock on December 30, 2022, of $26.66.

Option Exercises and Stock Vested in 2022

None of the named executed officers exercised any Company stock options or had any shares of Common Stock vest during 2022.  However, the named executive officers each had RSUs vest on March 1, 2023.

Potential Payments upon Termination or Change in Control

During 2022, none of the named executive officers had any employment agreement or change in control agreement with the Company that would provide compensation to such named executive officer upon the occurrence of a change in control of the Company or termination of employment as if such change in control or termination occurred on December 31, 2022. But see "Compensation Discussion & Analysis - Change in Control Plan" on page 27 for a description of the Change in Control Severance Plan adopted in April 2023.

CEO Pay Ratio

Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, a public company is required to disclose in its proxy statement the median of the annual total compensation of its employees, the annual total compensation of its chief executive officer and the ratio of these two amounts. The Company had two Co-Chief Executive Officers, Mr. Badgley and Mr. Miller II, who served concurrently until March 8, 2022.  Beginning on March 8, 2022, Mr. Miller II was the Chief Executive Officer of the Company.  Mr. Miller received annual total compensation of $972,503 during 2022, as disclosed in the Summary Compensation Table in this proxy statement.

The median employee was identified using the Company’s employee population on December 31, 2022. The Company determined that, as of December 31, 2022, its employee population consisted of 1,450 employees, the large majority of which are located in the United States. This population consisted of the Company’s full-time, part-time, seasonal and temporary employees. In determining the median employee, the Company excluded from its employee population all of its employees located in the United Kingdom (64 employees) pursuant to a de minimis exemption permitted under applicable SEC rules. The median employee is located in the United States.

To identify the median employee from the Company’s employee population, the Company compared the amount of total taxable wages paid to its employees during 2022, as reported to the Internal Revenue Service on Form W-2 for U.S. employees or the equivalent agency for non-U.S. employees. For purposes of the compensation elements paid in Euro, the Company applied a Euro to U.S. dollar exchange rate using the average yearly rate of exchange during 2022 of Euros to U.S. dollars of 1.0549. No cost-of-living adjustments were made in identifying the median employee.

After the median employee was identified in 2022, such employee’s annual total compensation was calculated for 2022 using the same methodology used for the Company’s named executive officers as set forth in the Summary Compensation Table of this proxy statement. The annual total compensation reflected in this disclosure for each of the median employee and the Chief Executive Officer includes any Company contributions to such person’s 401(k) plan under the plan’s matching program and any life insurance premiums paid by the Company on behalf of such person during the applicable fiscal year.

For 2022, the annual total compensation of the median employee was $48,619; and the annual total compensation of Mr. Miller II, as reported in the Summary Compensation Table in this proxy statement, was $972,503. Based on this information, for 2022 the ratio of the annual total compensation of Mr. Miller II, our Chief Executive Officer, to the median of the annual total compensation of all employees was 20 to 1.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee populations and compensation practices. As such, the pay ratio reported by other companies may not be comparable with the pay ratio that the Company has reported.

Non-Employee Director Compensation for 2022

The current compensation program for the Company’s non-employee directors is designed to pay directors for work required for a company of Miller Industries’ size and scope and to align the director’s interests with the long-term interests of Company shareholders. In 2017, the Board of Directors reviewed reports and surveys of BDO USA, LLP, FW Cook, Steven Hall & Partners and the National Association of Corporate Directors, in each case focusing on director compensation and pay practices for the Company’s peer groups against which the Company benchmarks its executive compensation program. None of the reports, surveys or information considered by the Board of Directors in 2017 was customized for the Company. As a result of this review, the Board of Directors decided to increase the annual cash and equity compensation of non-employee directors beginning in 2017 from $32,000 to $50,000 each, to eliminate fees for regular meetings of the Audit, Compensation and Nominating & Governance Committees while retaining the $3,000 fee per Board meeting.

In 2019 and 2021, the Compensation Committee updated its prior review of third-party reports and surveys regarding director compensation and determined not to recommend any changes to the existing non-employee director compensation program.  Beginning in January 2022, the Board of Directors increased the annual cash compensation of non-employee directors from $50,000 to $75,000 each based on its updates of its prior review of third-party reports and surveys regarding director compensation.

Non-employee directors receive annual compensation comprised of a cash component and an equity component. During 2022, each non-employee director received an annual cash payment of $75,000 as compensation for service on the Board of Directors. The Audit Committee Chair, Compensation Committee Chair, and Nominating & Governance Committee Chair each also received an annual cash payment of $20,000, $15,000 and $10,000, respectively, for serving in such capacity. During 2022, the non-employee directors continued to receive a $5,000 fee per quarterly Board meeting but did not receive director compensation for meetings of the Audit, Compensation or Nominating & Governance Committees of the Board.

Under the Company’s 2013 Non-Employee Director Stock Plan, as amended, each non-employee director is entitled to receive an annual award of fully-vested shares of Common Stock equal to $50,000 divided by the closing price of the Common Stock on January 1st of each year (or the closing price on the last preceding date on which sales of the Company’s Common Stock were reported). On January 1, 2022, each of Messrs. Ashford, Chandler and Roberts and Ms. Walton was granted 1,497 shares of Common Stock, which number of shares was determined by dividing $50,000 by $33.40, the closing price per share of Common Stock as reported on the NYSE on December 31, 2021, the closing price on the last preceding date on which sales of Common Stock were reported.

The members of the Board of Directors who are employees of the Company do not receive additional compensation for Board or committee service.

The Company’s Board approved the Miller Industries, Inc. 2023 Non-Employee Director Stock Plan on May 1, 2023, subject to shareholder approval, which is described in “Proposal 2. Approval of the 2023 Non-Employee Director Stock Plan” in this proxy statement.

The following table reflects all compensation paid to non-employee directors during 2022.

	Fees Earned or	Stock	All Other
Name (1)	Paid in Cash (2)	Awards (3)	Compensation (4)	Total
Theodore H. Ashford III (5)(8)	$105,000	$50,000	$—	$155,000
A. Russell Chandler III (5)(7)	$110,000	$50,000	$—	$160,000
Richard H. Roberts (5)(6)	$115,000	$50,000	$—	$165,000
Leigh Walton (5)	$95,000	$50,000	$—	$145,000

(1)

Mr. Miller, Mr. Miller II and Ms. Whitmire served as directors of the Company during 2022 but are excluded from this section as each is an employee of the Company and did not receive additional compensation for their services as members of the Board of Directors during 2022.  Mr. Miller, Mr. Miller II and Ms. Whitmire are three of our named executive officers.

(2)	Reflects annual cash payment to director of $75,000 during 2022, plus attendance fees for four Board meetings at $5,000 per meeting.
(3)

Reflects annual equity awards of fully-vested shares to director of $50,000 during 2022.  Reflects the grant date fair value of annual Common Stock awards. The fair value of the awards of Common Stock was determined by reference to the market price of the underlying shares on the grant date and in accordance with FASB ASC Topic 718.  At December 31, 2022, the non-employee directors did not hold any unexercised options.  At December 31, 2022 the non-employee directors did hold unvested RSUs.

(4)	No amounts are indicated for perquisites and other personal benefits as the value provided did not exceed $10,000 for any individual non-employee director
(5)	Member of the Audit, Compensation and Nominating Committees of the Board of Directors.
(6)	The Audit Committee Chair receives an annual cash payment of $20,000 for serving as Audit Committee Chair.
(7)	The Compensation Committee Chair receives an annual cash payment of $15,000 for serving as Compensation Committee Chair.
(8)	The Nominating Committee Chair receives and annual cash payment of $10,000 for serving as Nominating Committee Chair.

Equity Compensation Plan Information

The following table sets forth aggregate information as of December 31, 2022 about all of the Company’s compensation plans, including individual compensation arrangements, under which the Company’s equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance under equity compensation plans (3)
Equity compensation plans approved by security holders	160,000	$—	863,158
Equity compensation plans not approved by security holders	—	$—	—

(1)	Consists of 160,000 time-based restricted stock units awards granted under the Company’s 2016 Stock Incentive Plan

(2)	The weighted average exercise price does not take into account outstanding restricted stock unit awards, which have no exercise price.

(3)

Includes shares of Common Stock remaining available for future issuance as of December 31, 2022 under (i) the Company’s 2016 Stock Incentive Plan and (ii) the 2013 Non-Employee Director Stock Plan. An additional 5,988 shares of Common Stock were issued to non-employee directors serving on the Board of Directors as of January 1, 2022 pursuant to the 2013 Non-Employee Director Stock Plan, as amended. The shares issued to non-employee directors during 2023 are not reflected as outstanding in the above table since the information is presented as of December 31, 2022.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing information regarding (i) the compensation of our principal executive officers and the average compensation of our other named executive officers, (ii) the “compensation actually paid” to our principal executive officers, and the average of the “compensation actually paid” to our other named executive officers, each as calculated pursuant to SEC rules, and (iii) certain financial performance measures of the Company, over the past three fiscal years.

The table below reflects compensation amounts for two Chief Executive Officers.  Prior to March 7, 2022, William G. Miller, II, the “First Co-CEO”, and Jeffrey I. Badgley, the “Second Co-CEO”, served together as co-Chief Executive Officers of the Company. Effective March 7, 2022, Mr. Miller, II was appointed as the Company’s sole Chief Executive Officer and Mr. Badgley was appointed as the Company’s President of International and Military.

	Summary Compensation		Compensation Actually
Year	Table Total for Co-CEO (1)		Paid to Co-CEO (2)		Average		Value of Initial Fixed $100
					Summary	Average	Investment Based On:
					Compensation	Compensation	Company	Peer Group	Net	Adjusted
					Table Total	Actually Paid	Total	Total	Income	Pretax
	First	Second	First	Second	for non-CEO	to non-CEO	Shareholder	Shareholder	(thousands)	Income
	Co-CEO	Co-CEO	Co-CEO	Co-CEO	NEOs (3)	NEOs (4)	Return (5)	Return (6)	(7)	(8)

(a)	(b)		(c)		(d)	(e)	(f)	(g)	(h)	(i)
2022	$2,769,503	$1,723,992	$2,572,103	$1,625,292	$844,815	$795,465	$77	$70	$20,346	$29,073
2021	$689,213	$689,213	$689,213	$689,213	$413,604	$413,604	$94	$93	$16,255	$24,800
2020	$760,171	$760,171	$760,171	$760,171	$369,628	$369,628	$104	$97	$29,830	$41,088
(1)

Effective March 7, 2022, William G. Miller, II was appointed as the Company’s sole Chief Executive Officer and Jeffrey I. Badgley was appointed as the Company’s President of International and Military. Prior this date, Mr. Miller II and Mr. Badgley served together as co-Chief Executive Officers of the Company. The dollar amounts reported for

Mr. Miller II and Mr. Badgley in column (b) are the respective amounts of total compensation reported for Mr. Miller II and Mr. Badgley for each corresponding year in the “Total” column of the Summary Compensation Table during the applicable year.

(2)

The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Miller II and Mr. Badgley, as applicable, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to either Mr. Miller II or Mr. Badgley during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to each of Mr. Miller’s and Mr. Badgley’s total compensation for each year to determine the compensation actually paid:

	2022		2021		2020

	William G.	Jeffrey I.	William G.	Jeffrey I.	William G.	Jeffrey I.
	Miller II	Badgley	Miller II	Badgley	Miller II	Badgley
Total compensation as	$2,769,503	$1,723,992	$689,213	$689,213	$760,171	$760,171
reported in Summary
Compensation Table (SCT)

Adjustments

Deduct: Grant date fair value of	$(1,797,000)	$(898,500)	$—	$—	$—	$—
equity awards in fiscal year as
reported in SCT	-
	-
Add: Fair value of equity	$1,599,600	$799,800	$—	$—	$—	$—
awards granted in current fiscal
year at end of year

Add: Change in fair value from	$—	$—	$—	$—	$—	$—
end of prior fiscal year to end of
current fiscal year for equity
awards made in prior fiscal
years that were unvested at end
of current fiscal year

Add: Change in fair value from	$—	$—	$—	$—	$—	$—
end of prior fiscal year to
vesting date for equity awards
made in prior fiscal years that
vested during current fiscal year

Add: Value of dividends or	$—	$—	$—	$—	$—	$—
other earnings paid on equity
awards in the covered fiscal year
prior to the vesting date that are
not otherwise included in the
total compensation for the
covered fiscal year

Deduct: Fair value of equity	$—	$—	$—	$—	$—	$—
awards forfeited in current fiscal
year determined at end of prior
fiscal year

Deduct: Aggregate change in	$—	$—	$—	$—	$—	$—
actuarial present value of all
defined benefit and actuarial
pension plans as reported in
SCT

Add: Aggregate service cost for	$—	$—	$—	$—	$—	$—
pension plans

Compensation Actually Paid	$2,572,103	$1,625,292	$689,213	$689,213	$760,171	$760,171
(3)

The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding any individual(s) serving as our CEO for such year) in the “Total”

column of the Summary Compensation Table in each applicable year. The names of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, William G. Miller, Deborah L. Whitmire, Vincent Tiano,  Josias W. Reyneke and Jamison Linden (ii) for 2021, Deborah L. Whitmire, Josias W. Reyneke, Vincent Tiano and Jamison Linden; and (iii) for 2020, William G. Miller, Deborah L. Whitmire, Frank Madonia and Josias W. Reyneke.

(4)

The dollar amounts reported in column € represent the average amount of “compensation actually paid” to the NEOs as a group (excluding any individual serving as our CEO for such year), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the NEOs’ total compensation for each year to determine the compensation actually paid:

	Non-CEO NEOs (Average)

	2022	2021	2020
Total compensation as reported in Summary	$844,815	$413,604	$369,628
Compensation Table (SCT)

Adjustments

Deduct: Grant date fair value of equity awards in	$(449,250)	$—	$—
fiscal year as reported in SCT

Add: Fair value of equity awards granted in current	$399,900	$—	$—
fiscal year at end of year
	-
Add: Change in fair value from end of prior fiscal	$—	$—	$—
year to vesting date for equity awards made in prior
fiscal years that vested during current fiscal year

Add: Change in fair value from end of prior fiscal	$—	$—	$—
year to end of current fiscal year for equity awards
made in prior fiscal years that were unvested at end of
current fiscal year

Add: Dividends or other earnings paid on equity	$—	$—	$—
awards in the covered fiscal year prior to the vesting
date that are not otherwise included in the total
compensation for the covered fiscal year

Deduct: Fair value of equity awards forfeited in	$—	$—	$—
current fiscal year determined at end of prior fiscal
year

Deduct: Aggregate change in actuarial present value	$—	$—	$—
of all defined benefit and actuarial pension plans as
reported in SCT

Add: Aggregate service cost for pension plans	$—	$—	$—

Compensation Actually Paid	$795,465	$413,604	$369,628
(5)

The cumulative Total Shareholder Returns (“TSR”) depicts a hypothetical $100 investment in our common stock on December 31, 2020, and shows the value of that investment over time (assuming the re-investment of dividends) for each calendar year. Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)

Represents the weighted TSR of the “Peer Group” described below, weighted according to the respective companies’ stock market capitalization at the beginning of each calendar year. The Peer Group used for this purpose is a peer group recommended by the Compensation Committee’s independent compensation consultant, Pearl Meyer, which group was used and referred to by the Compensation Committee in connection with its review of the Company’s executive compensation program.  The “Peer Group”, which is discussed in further detail under the headings “Committees of the Board of Directors – Compensation Committee” and “Compensation Discussion and Analysis – 2023 Executive Compensation Actions; Independent Compensation Consultant”, consists of: Astec Industries, Inc. (ASTE); Blue Bird Corp. (BLBD); CIRCOR International, Inc. (CIR); Commercial Vehicle Group, Inc. (CVGI); Douglas Dynamics, Inc. (PLOW); Enerpac Tool Group Corp. (EPAC); L.B. Foster Co. (FSTR); Motorcar Parts of America, Inc. (MPAA); NN, Inc. (NNBR); Park-Ohio Holdings Corp. (PKOH); Shyft Group Inc. (SHYF); and Stoneridge, Inc. (SRI).

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(8)

While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted Pretax Income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance. Adjusted Pretax Income is defined as  income before income taxes, plus bonus expense for the Company’s U.S.-based employees, and excluding the effects of foreign currency translation.

Financial Performance Measures

As described in greater detail in “Compensation of Executive Officers and Directors – Compensation Discussion and Analysis,” the Company’s executive compensation program is designed to enhance Company profitability, and shareholder value, by aligning executive compensation with the Company’s expectations and performance, and by establishing a system that can retain and reward executive officers who contribute to the long-term success of the Company. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Adjusted Pretax Income
●	Revenue
●	EBITDA
●	Total Shareholder Return (TSR)
●	Earnings Per Share

Relationship Between Compensation Actually Paid and Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company TSR and that of the Company’s Peer Group. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.

Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid vs Cumulative Total Shareholder Return
Total Shareholder Return
Compensation Actually Paid
$120
$100
$80
$60
$40
$20
$0
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
2020
2021
2022
First Co-CEO - CAP
Second Co-CEO - CAP
NEO - Average CAP
TSR - MLR
TSR - Peer Group

Compensation Actually Paid and Net Income

Compensation Actually Paid vs Net Income
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
Net Income
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
Compensation Actually Paid
2020
2021
2022
First Co-CEO - CAP
Second Co-CEO - CAP
NEO - Average CAP
Net Income

Compensation Actually Paid and Adjusted Pretax Income

Compensation Actually Paid vs Adjusted Pretax Income
Adjusted Pretax Income
Compensation Actually Paid
$45,000
$40,000
$35,000
$30,000
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$0
2020
2021
2022
First Co-CEO - CAP
Second Co-CEO - CAP
NEO - Average CAP
Adjusted Pretax Income

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE NON-BINDING,

ADVISORY VOTES ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are asking shareholders to vote on whether future non-binding, advisory votes on executive compensation of the nature reflected in Proposal 4 should occur every year, every two years, or every three years. The Company has held annual say-on-pay votes since 2011.

While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote on executive compensation provides the Company with more direct and immediate feedback on our compensation disclosures. However, shareholders should note that because the non-binding, advisory vote on executive compensation occurs after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s non-binding, advisory vote on executive compensation before the following year’s annual meeting of shareholders. We believe that an annual non-binding, advisory vote on executive compensation is consistent with our practice of seeking input and engaging in dialogue with our shareholders on corporate governance matters (including the Company’s practice of having all directors elected annually and annually providing shareholders the opportunity to ratify the Audit Committee’s selection of independent auditors) and our executive compensation philosophy, policies and practices.

This non-binding, advisory vote on the frequency of future non-binding, advisory votes on executive compensation is non-binding on the Board. Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. The frequency (every one, two, or three years) receiving the highest number of votes will be deemed to be the choice of our shareholders with respect to the advisory (non-binding) vote on the frequency of voting on the compensation of our named executive officers. Shareholders are not voting to approve or disapprove the Board’s recommendation. Although non-binding, the Board and the Compensation Committee will carefully review the voting results. Notwithstanding the Board’s recommendation and the outcome of the shareholder vote, the Board may in the future decide to conduct non-binding, advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with shareholders and the adoption of material changes to compensation programs.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “1 YEAR” ON THE FREQUENCY OF FUTURE NON-BINDING, ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 5

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Elliott Davis, LLC (“Elliott Davis”) to serve as our independent registered public accounting firm for fiscal year 2023. Elliott Davis has served as our independent registered public accounting firm since 2003 and audited our consolidated financial statements for fiscal year 2022.  While shareholder ratification of the selection of Elliott Davis as our independent registered public accounting firm is not required by our bylaws or otherwise, our Board is submitting the selection to our shareholders for ratification. If our shareholders fail to ratify the selection, the Audit Committee may, but is not required to, reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent auditing firm at any time during the fiscal year if it determines that such a change would be in our best interests and that of our shareholders. Elliott Davis has advised us that it has no direct, nor any material indirect, financial interest in us or any of our subsidiaries. This proposal will be approved if the number of votes cast in favor of the ratification exceeds those cast against it.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF ELLIOTT DAVIS, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.

ACCOUNTING MATTERS

Audit Committee Report

The Company’s Audit Committee is comprised entirely of independent members, as required by applicable listing standards of the NYSE, and acts pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent registered public accountants, Elliott Davis, LLC is responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the effectiveness of the Company's internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (PCAOB) and issuing reports with respect to these matters, including expressing an opinion on the conformity of the Company's audited consolidated financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accountants, and has discussed with the Company’s independent registered public accountants the matters required by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accountants is compatible with maintaining such accountants’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s independent registered public accountants are in fact “independent.”

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Audit Committee
Richard H. Roberts, Chairman
Theodore H. Ashford III
A. Russell Chandler III
Leigh Walton

Independent Registered Public Accountants

General

Elliott Davis, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, has been appointed by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.  Representatives of Elliott Davis are expected to be available at the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement should they desire to do so.

Audit Fees

Elliott Davis billed fees of $399,000 for 2022 and $329,155 for 2021 for professional services rendered for the audit of the Company’s consolidated financial statements included within the Company’s Annual Report on Form 10-K, and reviews of interim consolidated financial statements included within the Company’s Quarterly Reports on Form 10-Q during such periods, and for the audit of the Company’s internal control over financial reporting.

Audit-Related Fees

Elliott Davis billed fees of $2,000 for 2022 and $1,500 for 2021 for assurance and related services related to the performance of the audit and review of financial statements.

Tax Fees

Elliott Davis billed fees of $296,000 for 2022 and $194,843 for 2021 for tax services.

All Other Fees

Elliott Davis did not perform or bill the Company for any other services to the Company during 2022 or 2021.

Approval of Audit and Non-Audit Services

The Audit Committee of the Board of Directors pre-approves all audit and non-audit services performed by the Company’s independent registered public accountant. The Audit Committee specifically approves the annual audit services engagement. Certain non-audit services that are permitted under the federal securities laws may be approved from time to time by the Audit Committee.

OTHER MATTERS

Deadline for Shareholder Proposals for 2024 Annual Meeting

Any proposal intended to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2024 annual meeting of shareholders must be received by the Secretary of the Company, in writing, not later than January 4, 2024. Any such shareholder proposal must meet all the requirements for inclusion established by the Securities and Exchange Commission in effect at the time, including Rule 14a-8 of the Exchange Act.

Any other proposal to nominate a candidate for director or propose any other business at the Company’s 2024 annual meeting of shareholders, must be received, in writing, by the Secretary of the Company no later than 90 nor more than 120 days before the meeting (which deadline is currently expected to be between January 26, 2024, and February 25, 2024, respectively) in the case of a nomination for director, and no later than 60 days prior to the meeting (which deadline currently is expected to be March 27, 2024) in the case of any other proposals. The written notice provided to the Secretary of the Company must meet the requirements of, and be in compliance with, the Company’s Bylaws.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 27, 2024.

Proposals, and requests for copies of the Company’s Bylaws (which will be made available to shareholders free of charge on request), should be addressed to Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this proxy statement. The Company’s executive officers or employees, who will not receive compensation for their services other than their regular salaries, may solicit proxies personally or by telephone. The Company does not anticipate paying any other compensation to any other party for solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

A COPY OF THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR 2022 IS ENCLOSED WITH THIS PROXY STATEMENT. COPIES OF EXHIBITS FILED WITH THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022 AND OTHER REPORTS OF THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE UPON WRITTEN REQUEST AT NO COST TO THE REQUESTING SHAREHOLDER. REQUESTS SHOULD BE MADE IN WRITING TO FRANK MADONIA, EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, MILLER INDUSTRIES, INC., 8503 HILLTOP DRIVE, OOLTEWAH, TENNESSEE 37363.

1 Year 2 Years 3 Years Abstain 4. To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation. 1 U P X 01 - Theodore H. Ashford III 04 - William G. Miller 02 - A. Russell Chandler III 05 - William G. Miller II 03 - Peter Jackson 06 - Javier Reyes 07 - Richard H. Roberts 10 - Leigh Walton For Withhold For Withhold For Withhold Miller Industries, Inc. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03SS1D + Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED IN PROPOSAL 1 BELOW AND “FOR” PROPOSALS 2, 3 AND 5 AND “1 YEAR” ON PROPOSAL 4. A Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians, custodians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign their full corporate name by a duly authorized officer. If a partnership, sign in full partnership name as an authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below ▼IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼ Annual Meeting Proxy Card + 2. To approve the Miller Industries, Inc. 2023 Non-Employee Director Stock Plan. 1. Election of Directors should follow plurality voting standard. For Against Abstain 3. To approve, by non-binding advisory vote, the compensation of the Company’s named executive officers. 5. To ratify the appointment of Elliott Davis LLC as our independent registered public accounting firm for our current fiscal year ending December 31, 2023. For Against Abstain 08 - Jill Sutton 09 - Susan Sweeney 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 5 7 4 3 1 2 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C1234567890 J N T C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Δ ≈ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/MLR or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MLR Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 25, 2023. Your vote matters – here’s how to vote!

q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 27, 2022 The undersigned shareholder of Miller Industries, Inc. hereby constitutes and appoints William G. Miller, William G. Miller II and Frank Madonia, or any of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Common Stock of Miller Industries, Inc., at the Annual Meeting of the Shareholders to be held at the Hilton Garden Inn Hotel, 879 College Drive, Dalton, Georgia 30720, on Friday, the 27th of May, 2022, at 9:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof as indicated on the reverse side. This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to Computershare Investor Services, LLC, P.O. Box 505000, Louisville, KY, 40233-5000, in the accompanying prepaid envelope. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED. It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 14, 2022 and the Proxy Statement furnished therewith. Change of Address — Please print new address below. + C Non-Voting Items Proxy — Miller Industries, Inc. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MLR